UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14f(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Angi Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 30, 2025
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Angi Inc., which will be held on Tuesday, June 17, 2025, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Hosting a virtual meeting will enable our stockholders to attend online and participate from any location around the world. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2025.
At the Annual Meeting, stockholders will be asked to: (1) elect four directors to serve until the 2028 annual meeting of stockholders and (2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025. The Angi Inc. board of directors believes that the proposals being submitted for stockholder approval are in the best interests of Angi Inc. and its stockholders and recommends a vote consistent with the recommendation of the Angi Inc. board of directors for each proposal.
It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to participate in the Annual Meeting online, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you participate in the Annual Meeting online, you may also vote your shares online at that time if you wish, even if you have previously submitted your vote.
Sincerely,
Joseph Levin
Executive Chairman
3601 WALNUT STREET, SUITE 700, DENVER, COLORADO 80205
303.963.7200 www.angi.com

ANGI INC.
3601 Walnut Street, Suite 700
Denver, Colorado 80205
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
Angi Inc. (“Angi,” the “Company,” “we,” “us” or “our”) is making this proxy statement available to holders of our Class A common stock in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 17, 2025, at 9:30 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting, conducted solely online. Stockholders will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ANGI2025. At the Annual Meeting, stockholders will be asked to:
1.
elect four Class I members of our board of directors, each to hold office until the 2028 annual meeting of stockholders or until such director’s successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors);

2.
ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

3.
transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Angi’s board of directors has set April 21, 2025 as the record date for the Annual Meeting. This means that holders of record of our Class A common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. To participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025, you will need the sixteen-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the instructions that accompanied your proxy materials.
By order of the Angi board of directors,
Shannon Shaw
Chief Legal Officer & Secretary
April 30, 2025

PROXY STATEMENT

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver this proxy statement and our 2024 Annual Report on Form 10-K to the majority of our stockholders online in lieu of mailing printed copies of these materials to each of our stockholders (the “Notice Process”). If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive printed copies of our proxy materials unless you request them. Instead, the Notice provides instructions on how to access this proxy statement and our 2024 Annual Report on Form 10-K online, as well as how to obtain printed copies of these materials by mail. We believe that the Notice Process allows us to provide our stockholders with the information they need in a timelier manner than if we had elected to mail printed materials, while reducing the environmental impact of, and lowering the costs associated with, the printing and distribution of our proxy materials.

The Notice is being mailed on or about April 30, 2025 to stockholders of record at the close of business on April 21, 2025 and this proxy statement and our 2024 Annual Report on Form 10-K will be available at www.proxyvote.com beginning on April 30, 2025. If you received a Notice by mail but would rather receive printed copies of our proxy materials, please follow the instructions included in the Notice. You will not receive a Notice if you have previously elected to receive printed copies of our proxy materials.
Q:
Can I vote my shares by filling out and returning the Notice?

A:
No. However, the Notice contains instructions on how to vote your shares: (i) before the date of the Annual Meeting by way of completing and submitting your proxy online, by telephone or by requesting and returning a written proxy card by mail, or (ii) at the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025.

Q:
How do I participate in the Annual Meeting?

A:
To participate in the Annual Meeting, go to www.virtualshareholdermeeting.com/ANGI2025 at the time and date of the Annual Meeting and enter the sixteen-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of Angi Class A common stock at the close of business on April 21, 2025, the record date for the Annual Meeting established by the Angi board of directors (the “Board”), are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

At the close of business on April 21, 2025, there were 47,950,314 shares of Angi Class A common stock outstanding. Holders of Angi Class A common stock are entitled to one vote per share.
As of the close of business on April 21, 2025, there were no shares of Angi Class B common stock outstanding. While in prior years there were shares of Angi Class B common stock outstanding and entitled to vote at our annual meetings of stockholders, in connection with the spin-off of Angi by IAC Inc. on March 31, 2025 (the “Spin-Off”), all of our outstanding shares of Angi Class B common stock were converted to shares of Angi Class A common stock on a one-for-one basis. As a result, from and after the completion of the Spin-Off, there are no longer any shares of Angi Class B common stock outstanding.

Q:
What is the difference between a stockholder of record and a stockholder who holds shares of Angi Class A common stock in street name?

A:
If your Angi shares are registered in your name, you are a stockholder of record. If your Angi shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

You may examine a list of the stockholders of record as of the close of business on April 21, 2025 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting and during the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025.
Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record, you will receive a proxy card or notice card from Broadridge for all shares of Angi Class A common stock that you hold. If you hold your shares of Angi Class A common stock in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold these shares. If you are a stockholder of record and hold additional shares of Angi Class A common stock in street name, you will receive proxy materials from Broadridge and the third party or parties through which you hold these shares.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Angi Class A common stock at the Annual Meeting constitutes a quorum. Stockholders who participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025 will be deemed to be in-person attendees for purposes of determining whether a quorum has been met. Shares of Angi Class A common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Angi stockholders vote on at the Annual Meeting?

A:
Angi stockholders will vote on the following proposals:

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Proposal 1 — to elect four Class I directors to the Board, each to hold office until the 2028 annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board);

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Proposal 2 — to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year; and

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to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for Class I director nominees and what votes are required to elect directors to the Board?

A:
You may vote in favor of or withhold votes for each Class I director nominee. The election of each of our Class I director nominees requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock.

The Board recommends that Angi stockholders vote FOR the election of each of the Class I director nominees.
Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025 and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

The ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the voting power of shares of Angi Class A common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
The Board recommends that Angi stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025.
Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, Angi did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

If other matters are properly presented at the Annual Meeting for consideration, the two Angi officers who have been designated as proxies for the Annual Meeting, Shannon Shaw and Andrew Russakoff, will each have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q:
What do I need to do now to submit a vote?

A:
The Board is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

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Submitting a proxy online: Submit your proxy online at www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Monday, June 16, 2025;

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Submitting a proxy by telephone: Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Time, on Monday June 16, 2025; or

•
Submitting a proxy by mail: If you choose to submit your proxy by mail, simply mark, date and sign your proxy and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

You may also participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025 and vote your shares online at that time, even if you have previously submitted your vote. To do so, you will need the sixteen-digit control number included on your Notice, your proxy card or the instructions from your broker that accompanied your proxy materials.
For shares of Angi Class A common stock held in street name, holders may submit a proxy online or by telephone before the date of the Annual Meeting if their broker, bank and/or other holder of record makes these methods available. If you hold your shares through a broker, bank and/or other holder of record, follow the voting instructions you receive from your broker, bank and/or other holder of record.
Q:
If I hold my Angi shares in street name, will my broker, bank or other holder of record vote my shares for me?

A:
If you hold your shares of Angi Class A common stock in street name, you must provide your broker, bank and/or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

Non-Discretionary Item. The election of Class I directors is a non-discretionary item and may NOT be voted on by your broker, bank and/or other holder of record absent specific voting instructions from you. If you do not provide your bank, broker and/or other holder of record with voting instructions, your shares of Angi Class A common stock will be represented by broker non-votes in the case of this proposal.
Discretionary Item. The ratification of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025 is a discretionary item. Generally, brokers, banks and/or other holders of record that do not receive voting instructions from you may vote on this proposal in their discretion, and these votes will be counted for purposes of determining a quorum.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and shares represented by broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against the ratification of Ernst & Young LLP. Abstentions will not have any effect on the outcome of the vote on the election of Class I directors. Shares represented by broker non-votes will have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the polls close at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail before the date of the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
participating in the Annual Meeting and voting online at that time at www.virtualshareholdermeeting.com/ANGI2025 (although virtual attendance at the Annual Meeting will not, by itself, change your vote or revoke a proxy).

To change your vote or revoke your proxy before the date of the Annual Meeting, follow the instructions provided on your Notice, proxy card or proxy materials to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
If you hold your shares of Angi Class A common stock through a broker, bank and/or other holder of record, follow the instructions that you receive from your broker, bank and/or other holder of record if you wish to change your vote or revoke your proxy.
Q:
What if I do not specify a choice for a matter when submitting a proxy?

A:
If you do not give specific instructions, proxies that are properly submitted will be voted FOR the election of all Class I director nominees and FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for the 2025 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
Angi bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Angi may solicit proxies from stockholders by various means, including by telephone, e-mail, letter or in person.

Following the initial mailing of the Notice and proxy materials, Angi will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Angi Class A common stock and to request authority for the exercise of proxies. In such cases, Angi, upon the request of these holders of record, will reimburse these parties for their reasonable expenses.
Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, the various proposals to be voted on at the Annual Meeting and/or how to participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ANGI2025 and vote at that time and/or would like copies of any of the documents referred to in this proxy statement, contact Angi Investor Relations at (720) 282-1958 or ir@angi.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
Proposal and Required Vote
In connection with the Spin-Off, effective March 31, 2025: (i) three then incumbent directors (Christoper Halpin, Kendall Handler and Mark Stein), all of whom were employees of IAC, resigned from the Board, and (ii) the size of the Board was reduced to ten members.
In addition, the Company amended its amended and restated certificate of incorporation (the “Charter Amendment”) to provide for the Board to be divided into three classes, each to serve staggered three-year terms, until the Company’s 2032 annual meeting of stockholders. The terms of Class I, II and III directors expire at the 2025, 2026 and 2027 annual meetings of stockholders, respectively. The current members of each class of directors are as follows:
•
Class I: Thomas R. Evans, Alesia J. Haas, Jeffrey W. Kip and Joseph Levin;

•
Class II: Sandra Buchanan, Thomas C. Pickett Jr. and Glenn H. Schiffman; and

•
Class III: Angela R. Hicks Bowman, Jeremy G. Philips and Suzy Welch.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Messrs. Evans, Kip and Levin and Ms. Haas for re-election at the Annual Meeting to serve as Class I directors and, if elected at the Annual Meeting, each to hold office until the 2028 annual meeting of stockholders, or until such director’s successor has been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Angi board of directors).
All of the Class I director nominees were previously elected to the Board by Angi stockholders at the 2024 annual meeting of stockholders. Although Angi does not anticipate that any of the Class I director nominees will be unable or unwilling to stand for re-election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.
Proxies may not be voted for a greater number of persons than four, which is the number of Class I director nominees named in this proxy statement.
The election of each Class I director nominee requires the affirmative vote of a plurality of the total number of votes cast by holders of shares of Angi Class A common stock.
The Board recommends that Angi stockholders vote FOR the election of all Class I director nominees.
Information Concerning Class I Director Nominees
Background information about each Class I director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each Class I director nominee, all of which the Board believes provide Angi with the perspective and judgment needed to guide, monitor and execute its strategies.
Thomas R. Evans, age 70, has been a director of Angi since September 2017. Mr. Evans served as President and Chief Executive Officer of Bankrate, Inc. (a digital publisher of consumer financial content and rate information (“Bankrate”)) from June 2004 to December 2013, during which time he also served as a member of the board of directors of Bankrate. Following his retirement from Bankrate, Mr. Evans served as an advisor to the board of directors of Bankrate through December 2015. Prior to his tenure at Bankrate, Mr. Evans served as Chairman and Chief Executive Officer of Official Payments Corp. (a company specializing in the online processing of consumer credit card payments for government taxes, fees and fines) from August 1999 to September 2003 and as President and Chief Executive Officer of GeoCities Inc. (a community of personal websites) from March 1998 to June 1999. Prior to his digital experience, Mr. Evans was a 20-year veteran of the print magazine business, having served as President and Publisher of U.S. News & World Report, President of The Atlantic Monthly and President and Publisher of Fast Company, which he launched in 1995. Mr. Evans has served as a member of the board of directors of Shutterstock, Inc. (a provider of stock photography, stock footage, stock music and editing tools) since March 2012. When concluding that Mr. Evans should serve as a director, the Board considered his experience as a public company chief executive officer, as well as his extensive digital experience in a variety of industries, high level of financial literacy and insight into the media industry.
Alesia J. Haas, 48, has been a director of Angi since September 2017. Ms. Haas has served as Chief Financial Officer of Coinbase Global Inc. (a publicly traded cryptocurrency platform (“Coinbase”)) since April 2018. Prior to joining Coinbase, Ms. Haas served as Chief Financial Officer of Sculptor Capital Management, Inc. (formerly Och Ziff Capital Management LLC, a publicly traded, global institutional alternative asset manager (“Sculptor”)) from December 2016 to April 2018. Prior to joining Sculptor, Ms. Haas served as Chief Financial Officer of OneWest Bank, N.A. (a California based commercial bank (“OneWest Bank”)) from January 2013 until its acquisition by CIT Group Inc. in December 2015. Prior to her tenure as Chief Financial Officer of OneWest Bank, Ms. Haas served as Interim Chief Financial Officer of OneWest Bank from September 2012 to January 2013 and as Head of Strategy for OneWest Bank from March 2009 to August 2015. Ms. Haas has also served as a member of the board of directors of Vimeo, Inc. (“Vimeo”), since May 2021. When concluding that Ms. Haas should serve as a director, the Board considered her experience as a public company chief financial officer, including her attendant risk oversight duties, and high level of financial literacy.
Jeffrey W. Kip, age 57, has served as a director and Chief Executive Officer of Angi Inc. since April 2024 and has served as Chief Executive Officer of Angi International (formerly HomeAdvisor International) since April 2016. Prior to his appointment as Chief Executive Officer of Angi, Mr. Kip served as President of Angi Inc. from November 2023 to April 2024. Prior to his service as Chief Executive Officer of Angi International, Mr. Kip served as Chief Financial Officer of IAC from March 2012 to April 2016. Before joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company (a national bakery-cafe concept in the United States and Canada (“Panera”)) from May 2006 to March 2012. From November 2003 until May 2006, Mr. Kip served as Panera’s Vice President, Finance and Planning, and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as a Director at UBS (an investment banking firm), and from August 1999 until November 2002, as an Associate at Goldman Sachs & Co. LLC (an investment banking firm). Since May 2022, Mr. Kip has served on the board of directors of Berkshire Hills Bancorp, Inc. (a bank holding company) and its subsidiary, Berkshire Bank (the largest regional bank headquartered in Massachusetts and the operator of 130 branches in New England, New York and the Mid- Atlantic). When concluding that Mr. Kip should serve as a director, the Board considered his unique knowledge and experience regarding Angi and its businesses, that he gained through his roles as Chief Executive Officer and President of Angi and Chief Executive Officer of Angi International, as well as through his role as Chief Financial Officer of IAC prior to his tenure at Angi. The Board also considered his high level of financial literacy and expertise regarding strategic transaction and investments.
Joseph Levin, age 45, has served as a director and Executive Chairman of the Board since September 2017 and April 1, 2025, respectively, and prior to that time, served as Chairman of the Board from September 2017 to March 31, 2025. He served as Chief Executive Officer of Angi from October 2022 through April 2024 and Chief Executive Officer and a director of IAC from June 2015 to March 31, 2025. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC’s former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary, and he previously served in various capacities at IAC in strategic planning, M&A and finance since joining IAC in 2003. Mr. Levin has served as a director of MGM Resorts International (a leader in gaming, hospitality and leisure) and Warner Bros. Discovery, Inc. (a leading global media and entertainment company) since March 2020 and January 2025, respectively. Mr. Levin previously served as a director of Turo Inc. (a peer-to-peer car sharing company in which IAC is the largest shareholder) from July 2019 until February 2025, as a director and Chairman of the board of directors of Vimeo, Inc. from May 2021 through March 2023, as a director of Match Group, Inc. from October 2015 through September 2022 and as a director of Groupon, Inc. from March 2017 to July 2019. In addition to his for-profit affiliations, Mr. Levin serves on the Undergraduate Executive Board of Wharton School. When concluding that Mr. Levin should serve as a director, the Board considered his unique knowledge and experience regarding Angi and its businesses that he has gained through his roles as Executive Chairman, Chairman and Chief Executive Officer of Angi, as well as through his various roles with IAC since 2003, most recently in his role as former Chief Executive

Officer of IAC. Mr. Levin has a high level of financial literacy and expertise regarding mergers and acquisitions, investments and other strategic transactions.
Continuing Directors
Background information about each Class II and Class III director, whose terms of office will expire at the 2026 and 2027 annual meetings of stockholders, respectively, is set forth below, including information regarding their specific experiences, characteristics, attributes and skills.
Angela R. Hicks Bowman (Class III), age 52, who also goes by Angie Hicks, has been a director of Angi and served as our Chief Customer Officer since September 2017. Prior to serving in these roles, Ms. Hicks Bowman co-founded Angie’s List in 1995 and served as its Chief Marketing Officer from May 2000 to September 2017 and as a member of its board of directors from March 2013 to September 2017. Ms. Hicks has served as a member of the Mid-US Advisory Board for Harvard Business School since May 2024. Ms. Hicks Bowman earned a Bachelor of Arts in Economics from DePauw University, from which she received a Distinguished Alumni Award for Management and Entrepreneurship and the Robert C. McDermond Medal for Excellence in Entrepreneurship, and a Master of Business Administration degree from Harvard Business School. Ms. Hicks Bowman has received multiple awards for her entrepreneurial achievements, as well as her leadership in both the community and the technology field, including (among others) being awarded both the TechPoint Trailblazer Award and Harvard Business School’s Alumni Achievement Award in 2017. When concluding that Ms. Bowman should serve as a director, the Board considered her experience as Chief Customer Officer of Angi and unique knowledge and experience regarding Angi and Angie’s List, as well as her leadership, operational and marketing experience.
Sandra Buchanan (Class II), age 60, has been a director of Angi since November 2021. She has served as Managing Director, Chief Human Resources Officer of GCM Grosvenor (a leading global alternative asset firm) since May 2018. In this role, Ms. Buchanan is responsible for overseeing GCM Grosvenor’s global human resources function, together with its office and real estate services. In addition to her role as Managing Director, Chief Human Resources Officer, Ms. Buchanan serves as a member of GCM Grosvenor’s Office of the Chairman, as well as a member of the firm’s Sustainability, and Culture committees. Prior to her tenure at GCM Grosvenor, Ms. Buchanan held various positions at Bank of America Merrill Lynch from 2013 to 2018, most recently serving as the Global Head of Human Resources for Corporate and Investment Banking. Prior to her tenure at Bank of America, Ms. Buchanan held leadership roles in Talent Management and Talent Acquisition at Goldman Sachs & Co. LLC from 2006 to 2013 and JP Morgan Chase & Co. from 1998 to 2006. In her not-for-profit affiliations, Ms. Buchanan serves as a member of the board of directors and the Investment Committee of The Harlem School of Arts and the board of directors and Finance Committee of The Thurgood Marshall College Fund. Ms. Buchanan received a Bachelor of Business Administration in Finance and Sociology from Bernard M. Baruch College and a Master of Business Administration in Marketing from the University of Michigan. When concluding that Ms. Buchanan should serve as a director, the Board considered her expertise in human resources, talent management, and people operations, including her extensive expertise in people strategy, which she gained through her leadership of various global human resources functions.
Jeremy G. Philips (Class III), age 52, has been a director of Angi since November 2021. He has been a general partner of Spark Capital (a venture capital firm responsible for early-stage funding of technology startups) since May 2014. From January 2012 until May 2014, Mr. Philips invested in various private technology companies. From June 2010 to January 2012, Mr. Philips served as the Chief Executive Officer of Photon Group Limited (a holding company listed on the Australian Securities Exchange). From 2004 to 2010, Mr. Philips held various positions of increasing responsibility with News Corporation, most recently as Executive Vice President in the Office of the Chairman. Prior to his tenure at News Corporation, among other roles, Mr. Philips co-founded and served as Vice Chairman of ecorp (a publicly traded Internet holding company). Mr. Philips has served as a member of the board of directors of TripAdvisor, Inc. (a publicly traded online travel research company) since December 2011 and previously served as a member of the board of directors of Affirm Holdings, Inc. (a publicly traded financial technology company) from 2015 through December 2021. Mr. Philips also serves as a member of the board of directors of several private Internet companies. Mr. Philips is an adjunct professor at Columbia Business School and holds a Bachelor of Arts and a Bachelor of Laws from the University of New South Wales and a Master of Public

Administration from the Harvard Kennedy School of Government. When concluding that Mr. Philips should serve as a director, the Board considered his technology and marketplace expertise, as well as his strategic and operational experience acquired through his roles as a public company chief executive officer and other executive-level positions, high level of financial literacy and expertise regarding strategic investments and transactions.
Tom Pickett (Class II), age 56, has been a director of Angi since August 2023. He has served as Chief Executive Officer of Headspace (a private mental healthcare company) since August 2024. He previously served as Chief Revenue Officer of DoorDash, Inc. (a publicly traded leading local commerce platform (“DoorDash”)) from March 2020 until August 2024. Prior to joining DoorDash, Mr. Pickett served as Chief Executive Officer of Ellation (a global direct-to-consumer digital media company) from October 2014 to March 2020. From April 2004 to August 2014, Mr. Pickett served in various senior roles at Google, including roles involving general business operations, as Director of AdSense operations and as a member of the senior executive team of YouTube, most recently serving as Vice President of Content and Operations. Earlier in his career, Mr. Pickett served as an F/A-18 pilot in the U.S. Navy and was a “Top Gun” graduate. He holds a Bachelor of Science degree in Electrical Engineering, with honors, from Rensselaer Polytechnic Institute, and a Master of Business Administration from Harvard Business School. When concluding that Mr. Pickett should serve as a director, the Board considered his experience as Chief Revenue Officer of DoorDash, as well as his digital media, advertising and operational experience gleaned through his various other roles.
Glenn H. Schiffman (Class II), age 55, has served as a director of Angi since June 2017. He has served as Executive Vice President and Chief Financial Officer of Fanatics, Inc. (a global digital sports platform (“Fanatics”)) since August 2021. As Chief Financial Officer of Fanatics, Mr. Schiffman is responsible for a broad set of financial and corporate functions across the entire Fanatics global enterprise, including corporate finance, M&A, treasury, financial planning and analysis, investor relations, accounting, information security, human resources, legal and corporate administration. Prior to his tenure at Fanatics, Mr. Schiffman served as Executive Vice President and Chief Financial Officer of IAC from April 2016 to August 2021 and as Chief Financial Officer of Angi from September 2017 until August 2019 and from February 2021 until July 2021. Prior to his tenure at IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, from March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group (a merchant bank focused on advising and investing in the technology, media and telecommunications industries) from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman’s roles at Nomura followed Nomura’s acquisition of Lehman’s Asia business in 2008. Mr. Schiffman has also served as a member of the board of directors of Match Group and Vimeo since September 2016 and May 2021, respectively, and has served a member of the audit committee of Match Group since 2025 and has served as Chairman of the board of directors of Vimeo, Inc. since March 2023. He is a member of the National Committee on United States-China Relations and a member of the Duke Children’s National Leadership Council. In Mr. Schiffman’s philanthropic efforts he focuses on endowing organizations and funding initiatives with permanent capital to make lasting change. He founded and is Chairman of the Valerie Fund Endowment, which supports children with cancer and blood disorders, created an Endowment at the Duke Medical Center to research and hopefully someday cure pediatric cancer, created an Endowment at Washington and Lee University to support Women’s Athletics and created an Endowment at Duke University to fund scholarships for athletes from underrepresented communities. Mr. Schiffman has a degree in economics and history from Duke University. He was named Institutional Investor’s CFO of the Year for the Midcap Internet Sector in 2018 and 2021. When concluding that Schiffman should serve as a director, the Board considered his experience as Chief Financial Officer of Angi and the unique knowledge and experience regarding Angi and its businesses he gained through his former role as Executive Vice President and Chief Financial Officer of IAC. In addition, as a result of his public and private chief financial officer roles, Mr. Schiffman has risk management experience, as well as a high level of financial literacy and expertise regarding mergers and acquisitions, investments and other strategic transactions. Mr. Schiffman also has investment banking experience, which the Board believes gives him particular insight into trends in capital markets and the technology and media industries.

Suzy Welch (Class III), age 65, has served as a director of Angi since September 2017. Ms. Welch is a Professor of Management Practice at NYU Stern, business journalist, public speaker and author of the New York Times bestseller 10-10-10: A Life Transforming Idea. Ms. Welch is also a co-author of the international bestsellers, The Real Life MBA and Winning. Her newest book, based on her award winning class at NYU Stern, Becoming You, will be published by HarperCollins in May 2025. In addition to her writing and public speaking, Ms. Welch has served as a television commentator for numerous networks since 2002, and often can be seen on NBC and CNBC, where she serves as a commentator. She has also been a contributing editor for LinkedIn, anchoring major editorial projects. From 2010 to 2020, Ms. Welch also served as a curriculum advisor for The Jack Welch Management Institute, which she co-founded. Ms. Welch began her career working as a reporter for The Miami Herald from September 1981 through June 1985, after which she attended Harvard Business School, where she graduated as a Baker Scholar in 1988. She then worked as a management consultant at Bain & Co. before joining the Harvard Business Review as a senior editor in January 1995. She was named editor-in-chief in 2001, serving in that position until April 2002. Ms. Welch also serves on several private company and non-profit boards. When concluding that Ms. Welch should serve as a director, the Board considered the broad general business experience that she has gained through her Professorship at NYU Stern School of Business, as well as her affiliations with Harvard University and The Jack Welch Management Institute. She also has expertise in business leadership, strategy and organizational behavior, topics about which she has written and spoken extensively.
Corporate Governance
Leadership Structure. Our business and affairs are overseen by the Board, which currently has ten members. The Board currently has an Audit Committee, a Compensation and Human Capital Committee and a Nominating and Corporate Governance Committee. Each of the Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees are comprised solely of independent directors. For more information regarding director independence and our Board committees, see the discussion under Director Independence and the Board and Board Committees. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with our Chief Executive Officer and Executive Chairman and have full access to Angi management at all times.
Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. Angi does not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of Angi’s Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees ensures that directors with no ties to Angi management are charged with oversight for all financial reporting, compensation and governance related decisions made by Angi management. At each regularly scheduled Board meeting, the Chairperson of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.
Mr. Kip has served as our Chief Executive Officer since April 2024 and Mr. Levin has served as our Executive Chairman since April 2025. We believe that this leadership structure provides us with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of Angi and its various businesses, coupled with the oversight of our strategic goals and vision by an Executive Chairman who has a wealth of unique knowledge and experience regarding Angi and its businesses, as well as public company expertise. At this time, we believe that this leadership structure is the most appropriate one for Angi and its stockholders.
Risk Oversight. Angi management is responsible for assessing and managing Angi’s exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Angi management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing Angi.
In developing this framework, Angi management recognizes that leadership and success are impossible without taking risks; however, Angi management also recognizes that the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact Angi stockholder value. The Board is responsible for overseeing Angi management in the execution of its responsibilities and for assessing Angi’s overall approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Angi management, as well as through the Audit Committee (which examines various components of financial and cybersecurity risks, among other risks) and the Compensation and Human Capital Committee (which examines compensation-related and workplace conduct risks, among other risks) as part of their responsibilities.
Information security and cybersecurity are key components of risk management at Angi. We assess, identify and manage cybersecurity risks as part of a comprehensive information security program that is intended to be aligned with standard industry frameworks, such as International Organization for Standardization (IOS) 27000 and the National Institute of Standards and Technology (NIST) Cyber Security Framework. The Board is responsible for overseeing Angi management’s execution of its information security and cybersecurity responsibilities, including its approach to information security and cybersecurity risk management. The Board executes this oversight in coordination with our Audit Committee, which pursuant to its charter, assists the Board with risk assessment and risk management policies as they relate to information security and cybersecurity risk exposure (among other risks), as well as part of its regularly scheduled meetings and through discussions with Angi management on an as needed basis.
Certain compensation-related matters are also key components of risk management at Angi, with Angi periodically conducting risk assessments of its compensation policies and practices, including those related to its executive compensation programs. The goal of these assessments is to determine whether the general structure of Angi’s compensation policies and programs and the administration of these programs pose any material risks to Angi. Any material findings as a result of these assessments are discussed with the Compensation and Human Capital Committee and (as appropriate) the Board. Based upon these assessments, Angi believes that its compensation policies and programs do not encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on Angi.
In addition, an overall review of risks is inherent in the consideration by the Board of Angi’s long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The role of the Board in risk oversight of Angi is consistent with its leadership structure, with Angi’s Executive Chairman, Chief Executive Officer and other members of Angi senior management having responsibility for assessing and managing Angi’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.
Hedging and Pledging Prohibitions. Angi’s securities trading policy provides that no director, officer or employee of Angi and its businesses may engage in transactions in publicly traded options, warrants, puts, calls and similar instruments relating to securities of Angi, engage in short sales with respect to securities of Angi, or engage in hedging transactions (or any other transaction that hedges or offsets, or is designed to hedge or offset any decrease in the market value of securities of Angi). This prohibition extends to any and all forms of hedging and monetization transactions, such as zero-cost collars and forward sale contracts (among other transactions).
In addition, Angi’s securities trading policy also provides that no director, officer or employee of Angi may enter into any transaction(s) that involve pledging securities of Angi, including by purchasing securities of Angi on margin or holding securities of Angi in an account utilizing margins.
Clawback Policy. In 2023, Angi adopted a clawback policy in accordance with the Nasdaq Marketplace Rules (the “Marketplace Rules”) implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act Wall Street Reform and Consumer Protection Act. This policy provides for the mandatory recovery of erroneously awarded “incentive-based compensation” from current and former “executive officers” (as such terms are defined in the final rules) of Angi in the event of accounting restatements as specified in the final rules. The recovery of such compensation applies regardless of whether a given executive officer engaged in misconduct or otherwise caused or contributed to the relevant accounting restatement.
Our compensation clawback policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Securities Trading Policy. The Board has adopted a securities trading policy governing the purchase, sale and/or other transfer of (and certain other transactions involving) Angi securities by: (i) Angi directors, officers and employees (and certain persons and entities affiliated with such persons) and (ii) any other persons (such as contractors or consultants) who have access to material non-public information concerning

Angi and its businesses from time to time (such individuals, “Covered Persons”). Angi believes that such policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our Securities Trading Policy has been filed as Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K).
Stock Ownership Policy. Angi has a stock ownership policy to further align the interests of its NEOs (as defined in the Compensation Discuss and Analysis) with those of its stockholders. The policy requires each of the Chief Executive Officer, Chief Financial Officer and other NEOs of Angi to hold a minimum number of shares of Angi Class A common stock by the fifth anniversary of their date of hire into an eligible position as follows: 100,000 shares for the Chief Executive Officer, 12,500 shares for the Chief Financial Officer and 7,500 shares for each other NEO. Each Angi NEO generally must retain 25% of the net shares acquired upon the vesting or exercise of Angi equity awards (gross shares of Angi Class A common stock acquired upon vesting or exercise less shares of Angi Class A common stock sold or withheld to cover the exercise price (if applicable) and taxes due in connection with such vesting or exercise) until the applicable stock ownership guideline level is achieved.
As of the date of the filing of this proxy statement, each of Messrs. Russakoff and Ms. Carson had achieved their respective stock ownership guideline levels. In addition, prior to his departure on March 31, 2025, Mr. Shanmugasundaram had achieved his stock ownership guideline level.
Messrs. Kip and Orchard were appointed Chief Executive Officer and Chief Growth Officer of Angi, respectively, on April 5, 2024 and October 15, 2024, respectively, and must achieve their respective stock ownership guideline levels by April 5, 2029 and October 15, 2029, respectively. For information regarding shares of Angi Class A common stock held by each Angi NEO, see Security Ownership of Certain Beneficial Owners and Management.
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 to April 5, 2024, and also served as Chief Executive Officer of IAC from June 2015 to March 31, 2025. During his tenure Chief Executive Officer of Angi, Mr. Levin complied with IAC’s fulsome stock ownership policy. Angi believes that as a result, he effectively bore the risk of holding shares of Angi Class A common stock through his sizable IAC common stock holdings given the impact that Angi’s results and the price per share of Angi Class A common stock had on the price per share of IAC common stock during 2024. For additional information regarding Mr. Levin’s compliance with IAC’s stock ownership policy, see the disclosure under the caption Compensation Discussion and Analysis — Stock Ownership Policy in IAC’s definitive proxy statement that will be filed with the SEC in connection with its 2025 annual meeting of stockholders (the “IAC 2025 Proxy Statement”).
Director Independence. As required under the Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such listed company’s board. The Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with Angi or its businesses and/or affiliates that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When making independence determinations, the Board reviews information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. Specifically, the Board considers that in some cases in the ordinary course of business, Angi and its businesses and/or affiliates may sell products and services to, and/or purchase products and services from, companies at which directors (or certain of their family members) are employed or serve as directors, or over which directors (or certain of their family members) may otherwise exert control and, if so, whether any payments were made to (or received from) such entities by Angi and its businesses and/or affiliates. Information relevant to independence determinations is obtained from director responses to questionnaires circulated by Angi management, as well as from Angi records and publicly available information. Once an independence determination is made, Angi management monitors those transactions, relationships and arrangements that were relevant to such determination, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on prior independence determinations.

The Board has determined that each of Messrs. Evans, Philips, Pickett and Schiffman, and Mses. Buchanan, Haas and Welch, are independent. In all cases, no relationships of the type that would preclude a determination of independence under the Marketplace Rules or otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director were identified for consideration.
The remaining three current directors (Messrs. Kip and Levin and Ms. Hicks Bowman) are all officers of Angi. Given these relationships, none of these directors was determined to be independent.
In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, the Board also has concluded that the members of the Audit, Compensation and Human Capital and Nominating and Corporate Governance Committees have satisfied the separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for such committee members.
Director Nominations. Prior to the completion of the Spin-Off, pursuant to an investor rights agreement between Angi and IAC, IAC had the right to nominate a certain number of Angi directors corresponding to its degree of equity and voting interest in us until such time as its equity and voting interest were both less than 10%, as well as appoint replacements of its designated directors should such individuals have become unable or unwilling to serve. As a result, prior to the completion of the Spin-Off, the Board did not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. In connection with the completion of the Spin-Off, the investor rights agreement terminated automatically in accordance with its terms. Accordingly, from and after the completion of the Spin-Off, the Board has a Nominating and Corporate Governance Committee. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Messrs. Evans, Kip and Levin and Ms. Haas for re-election at the Annual Meeting to serve as Class I directors.
While there are no specific requirements for eligibility to serve as a member of the Board, in evaluating candidates, the Nominating and Corporate Governance Committee and the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Angi, whether the candidate’s experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Angi’s stockholders. The Board believes that the interests of Angi stockholders are best served when the Board has a diverse balance of experience, skills and characteristics because it encourages a fuller discussion on board topics from a variety of viewpoints and with the benefit of many different experiences. Although the Board does not have a formal diversity policy, the Board considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members. Angi believes that the current board composition represents diverse experience and skills appropriate to Angi’s business.
The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders. However, the Board would consider such recommendations, if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender’s stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Executive Chairman and, if deemed appropriate, will be shared with the Nominating and Corporate Governance Committee for further review.
Communications with the Angi Board. Stockholders who wish to communicate with the Board or a particular director may send such communication to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, Attention: Corporate Secretary.
The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder — Board Communication” or “Stockholder — Director Communication.” All such letters must identify the sender as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Angi board of directors (or to the specified director(s)), if appropriate.
The Board and Board Committees
The Board. The Board met six (6) times and took action by written consent three (3) times in 2024. All incumbent directors attended at least 75% of the meetings of the Board and the board committees on which they served during 2024. Directors are not required to attend annual meetings of Angi stockholders. Two members of the Board attended Angi’s 2024 annual meeting of stockholders.
The Board currently has three standing committees: the Audit Committee, the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee.
Audit Committee. The members of the Audit Committee are Messrs. Evans and Philips and Ms. Haas, with Ms. Haas serving as the Chairperson of such committee. The Audit Committee met eight (8) times and did not take any action by written consent in 2024.
The Audit Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the current version of which was attached as Appendix A to the proxy statement for Angi’s 2023 annual meeting of stockholders, which was filed with the SEC on May 1, 2023. The Audit Committee assists the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, Angi’s independent registered public accounting firm, Angi’s internal auditors and Angi management.
The Board has concluded that Ms. Haas is an “audit committee financial expert,” as such term is defined in applicable SEC and Marketplace Rules and has satisfied the independence requirements set forth therein.
Compensation and Human Capital Committee. The members of the Compensation and Human Capital Committee are Mr. Evans and Mses. Buchanan, Haas, and Welch, with Mr. Evans serving as the Chairperson of the committee. The Compensation and Human Capital Committee met five (5) times and took action by written consent eleven (11) times in 2024.
The Compensation and Human Capital Committee is appointed by the Board and functions pursuant to a written charter adopted by the Board, the most recent version of which is attached as Appendix A to this proxy statement. The Compensation and Human Capital Committee assists the Board with all matters relating to, and has overall responsibility for approving and evaluating, all Angi compensation plans, policies and programs, including overall responsibility for approving and evaluating all Angi compensation plans, policies and programs in which Angi executive officers are the exclusive participants and any Angi compensation plans, policies and programs that may affect such officers.
The Compensation and Human Capital Committee also has oversight responsibility for Angi’s risk assessment and management policies related to workplace conduct. The Compensation and Human Capital Committee may form and delegate authority to subcommittees and may delegate authority to one or more of their respective members. In addition, the Compensation and Human Capital Committee may also delegate its authority to one or more specified Angi officers to make grants of equity-based compensation to the extent allowed under applicable law.
For additional information on Angi’s processes and procedures for the consideration and determination of executive compensation and the role of the Compensation and Human Capital Committee, Angi management and consultants, see the discussion under Compensation Discussion and Analysis generally.
Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Schiffman and Pickett, with Mr. Schiffman serving as Chairperson of the Committee. The Nominating and Corporate Governance Committee was formed in connection with the completion of the Spin-Off on March 31, 2025. The Nominating and Corporate Governance Committee of the Board functions pursuant to a written charter adopted by the Board, the most recent version of which is filed as Appendix B to this proxy statement.
The Nominating and Corporate Governance Committee is appointed by the Board: (i) to assist the Board by identifying and recommending to the Board individuals qualified to serve as directors of the Company for nomination at each annual meeting of stockholders and to fill vacancies on the Board, (ii) to recommend to the Board matters of corporate governance, including the implementation and modification of corporate governance guidelines applicable to the Company from time to time, (iii) to lead annual director and committee self-assessments and (iv) to recommend Board members for committee membership.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as Angi’s independent registered public accounting firm for the fiscal year ending December 31, 2025. As a matter of policy, we are asking our stockholders to ratify this appointment. The Board recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP, but may decide not to appoint a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
The Audit Committee annually evaluates the performance of Ernst & Young LLP and determines whether to continue to retain such firm or consider the retention of another firm. In appointing Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025, the Audit Committee considered: (i) the firm’s performance as Angi’s independent registered public accounting firm, (ii) the fact that the firm has served as the independent registered public accounting firm for the Company’s former parent, IAC (which included certain Angi businesses when they were wholly-owned by IAC), since 1996, has served as the independent registered public accounting firm for Angi since 2017 and previously served as the independent registered public accounting firm for Angie’s List for many years when it was an independent public company, (iii) the firm’s independence with respect to the services to be performed for Angi and (iv) the firm’s strong and considerable qualifications and general reputation for adherence to professional auditing standards.
A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
Ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of shares of Angi Class A common stock present at the Annual Meeting in person or represented by proxy and entitled to vote on the matter.
The Board recommends that Angi stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Angi’s independent registered public accounting firm for 2025.

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee functions pursuant to a written charter adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of: (i) the integrity of Angi’s financial statements, (ii) the effectiveness of Angi’s internal control over financial reporting, (iii) the qualifications and independence of Angi’s independent registered public accounting firm, (iv) the performance of Angi’s internal audit function and independent registered public accounting firm, (v) Angi’s risk assessment and risk management policies as they relate to financial, cybersecurity and other risk exposures, and (vi) the compliance by Angi with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Angi’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for Angi’s financial reporting process, including systems of internal control over financial reporting. The independent registered public accountants are responsible for performing an independent audit of Angi’s consolidated financial statements and the effectiveness of Angi’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Angi for the year ended December 31, 2024 with Angi’s management and Ernst & Young LLP, Angi’s independent registered public accounting firm (“Ernst & Young”), as well as related reports regarding such financial statements and Angi’s internal control over financial reporting with Ernst & Young.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Angi and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for Angi be included in Angi’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
Members of the Audit Committee
Alesia Haas (Chairperson)
Thomas R. Evans
Jeremy G. Philips

Fees Paid to Our Independent Registered Public Accounting Firm
The following table sets forth fees for all professional services rendered by Ernst & Young to Angi for the years ended December 31, 2024 and 2023:
	2024	2023
Audit Fees	$3,001,933(1)	$2,625,553(2)
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	$3,001,933	$2,625,553
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$3,001,933	$2,625,553

(1)
Audit Fees in 2024 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) associated with incremental audits related to certain internal controls, a data storage platform migration and the review of a registration statement on Form S-8 for Angi’s Amended and Restated 2017 Stock and Annual Incentive Plan (the “2017 Plan”) and (iii) for audits required by local law performed for Angi International.

(2)
Audit Fees in 2023 include fees: (i) associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports and (ii) for audits required by local law performed for Angi International.

Audit and Non-Audit Services Pre-Approval Policy
The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Angi’s independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm’s independence from Angi and its management. Unless a type of service to be provided by Angi’s independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.
All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee reviews the list of pre-approved services from time to time and will revise it (as and if appropriate). Pre-approved fee levels for all services to be provided by Angi’s independent registered public accounting firm are established periodically from time to time by the Audit Committee. Pursuant to this pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members and has currently delegated this authority to its Chairperson. The decisions of the Chairperson (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING ANGI EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Background information about current Angi executive officers who are not directors is set forth below. For background information about the Chief Executive Officer of Angi, Jeffrey W. Kip, and Joseph Levin, the Executive Chairman of Angi, see the discussion under Information Concerning Class I Director Nominees.
Andrew Russakoff, age 46, has served as Chief Financial Officer of Angi since June 2022. Prior to assuming this role, Mr. Russakoff served as Vice President, Financial Planning, of IAC since February 2018. In that capacity, he partnered with the IAC executive team on investor relations and financial analysis for IAC’s portfolio of digital and media subsidiaries. Prior to joining IAC in 2015 as Senior Director, Financial Planning, Mr. Russakoff served as Vice President of Finance and Operations for GameChanger Media, Inc. (a venture-capital backed sports technology startup) from 2014 to 2015, and as Vice President of Strategy and Business Development for Pellucid Analytics (a finance-oriented technology company and data platform). Prior to that time, Mr. Russakoff was an investment banker at Credit Suisse. Since 2017, Mr. Russakoff has served as an advisor to Gatsby, a social promotions and website development startup.
Bailey Carson, age 40, has served as Chief Operating Officer of Angi since October 15, 2024. Prior to this appointment, Ms. Carson served as Chief Customer Experience Officer of the Company beginning in January 2024, and prior to that appointment, in the following general management roles at the Company and its businesses: (i) from November 2022 to December 2023, as General Manager of the Company’s Services business, (ii) from April 2021 to November 2022, as General Manager of the Company’s Book Now product offering, (iii) from May 2020 to April 2021, as a Category Manager of the Company’s Everyday Services category, and (iv) from August 2018 to May 2020, as Senior Vice President, Growth of Handy Technologies Inc. (acquired by the Company in October 2018). Prior to joining the Company, she served: (i) from October 2016 to August 2018, as Chief Operating Officer of Willing Beauty Company, a clean skincare brand (“Willing”), (ii) from July 2014 to October 2016, as Chief Operating Officer and Chief Financial Officer of willa, a clean skincare brand for teens (acquired by Willing’s parent company in September 2016), and (iii) from May 2013 to July 2014, as Product Manager of Compass, as residential real estate brokerage firm. Earlier in her career, Ms. Carson served as a private equity associate at Irving Place Capital and as an investment banking analyst at Lehman Brothers.
Glenn Orchard, age 47, has served as Chief Growth Officer since October 15, 2024. Prior to this appointment, he served in the following marketing roles at the Company and its businesses: (i) from December 2023 to October 2024, as Senior Vice President of Digital and Growth of the Company, (ii) from October 2021 to date, as Chief Marketing Officer of Angi International and (iii) from January 2018 to September 2021, as Chief Marketing Officer of MyBuilder, a leading home services marketplace in the United Kingdom included within Angi International. Prior to joining the Company, from August 2011 to December 2017, Mr. Orchard held various marketing, commercial and e-commerce positions at Photobox Group (a European online photo print company (“Photobox”)), most recently from May 2016 to December 2017 as Marketing, Analytics and Business Intelligence Group Director. Prior to his tenure at Photobox, he held various marketing, commercial and e-commerce positions at Dixons Retail, the former European consumer electronics dealer (since renamed Currys plc) from March 2003 to March 2011, most recently from May 2008 to March 2011 as Head of Commercial — Mobile, Broadband and Content.
Shannon M. Shaw, age 50, has served as Chief Legal Officer of Angi since March 2019. In her current role, Ms. Shaw oversees all legal and compliance matters across Angi’s various brands and businesses. Before joining Angi, Ms. Shaw served as Chief Counsel, Americas for dormakaba Inc. (a global provider of access control and security solutions) from August 2018 to March 2019, where she oversaw the company’s legal operations for North America, Mexico and South America. Prior to her tenure at dormakaba Inc., Ms. Shaw served as General Counsel/Chief Legal Officer of Angie’s List from September 2011 to April 2018. Prior to her tenure at Angie’s List, Ms. Shaw was a labor and employment attorney at the law firm of Barnes & Thornburg, LLP from September 2003 to September 2011, where she litigated on behalf of companies and advised national and local companies on compliance with federal and state labor and employment laws. Ms. Shaw also served as Media Relations Coordinator at Clarian Health Partners (a large hospital conglomerate) from 1997 to 2000.

Kris Boon, age 39, has served as Chief Product Officer of the Company as of March 31, 2025. Prior to this appointment, Mr. Boon served as Chief Product and Technology Officer of Angi International from April 2019. Mr. Boon previously served as a Director of Business Development at the Company’s Werkspot brand from December 2014 until April 2019. Prior to joining the Company, Mr. Boon worked at Sanoma, a European media company, in various product management and business development roles, from May 2008 until October 2014. Prior to assuming these roles, Mr. Boon co-founded InsideGamer BV, a Dutch gaming website, in February 2004 and served as its co-Chief Executive Officer until its purchase by Sanoma in April of 2008.
Kulesh Shanmugasundaram, age 49, served as Chief Technology Officer of Angi from March 2021 to March 31, 2025. Previously, Mr. Shanmugasundaram held various leadership roles at Angi’s Handy business, including as Chief Technology Officer and Senior Vice President, Engineering, since March 2016. Prior to his tenure with the Handy business, Mr. Shanmugasundaram held multiple engineering leadership roles, including Director of Engineering, at Amplify Education, Inc. from 2011 to 2015, where he built products used by millions of students in classes nationwide. Mr. Shanmugasundaram also co-founded two startup companies, Digital Assembly (a digital forensics software company) and Vivic Networks (a computer software company that commercialized his research in network security and digital forensics).

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides information regarding Angi’s compensation program as it relates to the following persons, whom we refer to in this CD&A as Angi’s “named executive officers” (the “NEOs”) for the year ended December 31, 2024:
•
Jeffrey W. Kip, Chief Executive Officer since April 5, 2024 (also Chief Executive Officer of Angi International since April 2016 and President of Angi from November 13, 2023 through April 4, 2024);

•
Joseph Levin, Executive Chairman (since March 31, 2025) and former Chief Executive Officer (from October 10, 2022 through April 4, 2024);

•
Andrew Russakoff, Chief Financial Officer;

•
Bailey Carson, Chief Operating Officer (since October 15, 2024);

•
Glenn Orchard, Chief Growth Officer (since October 15, 2024); and

•
Kulesh Shanmugasundaram, former Chief Technology Officer (through March 31, 2025).

Philosophy and Objectives
Angi’s executive officer compensation program is designed to increase long-term value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable us to meet Angi’s growth objectives.
When establishing compensation packages for a given executive, we follow a flexible approach and make decisions based on a host of factors particular to a given executive’s situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.
Similarly, we do not follow an arithmetic approach to establishing ongoing compensation levels and measuring and rewarding short-term and long-term performance, as we believe this approach often fails to adequately take into account the multiple factors that contribute to success at the individual executive officer and business level. In any given period, we may have multiple objectives, and these objectives (and their relative importance) often change as the competitive and strategic landscape shifts, even within a given compensation cycle. As a result, we believe formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and have relied primarily on a discretionary approach.
While we consider market data in establishing broad compensation programs and practices and periodically assess the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. We make decisions based on a host of factors particular to a given executive officer’s situation, including those described above and our understanding of the current environment, and believe that over-reliance on survey data and/or a benchmarking approach is too rigid and stale for the dynamic and fast changing marketplace for talent in which we participate.
Roles and Responsibilities
We have a Compensation and Human Capital Committee, consisting of Mr. Evans and Mses. Buchanan, Haas and Welch, that is responsible for establishing our compensation philosophy and programs and determining appropriate payments and awards to our NEOs and other executive officers (referred to in this CD&A as the “Committee”). The Committee reserves the right to solicit the advice of compensation consulting firms and engage legal counsel, as appropriate. Angi management may also solicit survey or peer compensation data from various consulting firms from time to time and review such information with the Committee.
All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from; (i) during the period from January 1, 2024 through April 4, 2024,

Mr. Levin, in his capacity as Chief Executive Officer (except with respect to his own compensation), and (ii) from and after April 5, 2024, Mr. Levin and Mr. Kip (except with respect to his own compensation). Certain of our executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools.
In connection with Angi’s preparation for its annual compensation review for 2024, in late 2023, the Committee retained Compensia, Inc. (“Compensia”), an independent compensation consulting firm. As part of this process, Angi asked Compensia to conduct a competitive market assessment of its executive compensation program. Compensia compiled data from proxy statements and other SEC filings of peer companies and industry specific compensation survey data regarding compensation for executive officer positions, where available, to assist the Committee in its general understanding of current compensation practices. Compensia also provides the Committee, on at least an annual basis, with input on recent developments and best practices, emerging trends and regulatory issues concerning executive compensation.
Based on the consideration of the various independence factors specified in applicable SEC and Marketplace Rules, and a review of these factors for 2024, the Committee determined that its relationship with Compensia, and the work of Compensia on behalf of the Committee, does not raise any conflict of interest. The Committee will review the independence of Compensia (or any other compensation consultant) annually.
In establishing a given executive officer’s compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior compensation histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive officer’s situation is evaluated on a case-by-case basis each year, considering a variety of relevant factors at that time.
In determining executive compensation matters for 2024, the Committee considered the information provided by Compensia, as well as input from Mr. Levin and Mr. Kip (as applicable). The Committee determined base salary adjustments for certain of our NEOs (described below) and approved 2024 annual equity awards to be granted to certain of our NEOs and other executive officers. The Committee also determined the compensation packages for those individuals who were promoted to executive officers in 2024.
In early 2025, Mr. Kip met with the Committee and discussed his view of Angi’s performance, as well as individual executive officer performance for 2024. After consideration of these recommendations, the Committee ultimately determined the annual bonus amount for each of our NEOs and other executive officers in respect of 2024 performance.
Compensation Elements
General
Compensation packages for each of our NEOs and other executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards) and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we review the total compensation of each executive officer, evaluating total near- and long-term compensation in the aggregate. We determine which element or combinations of compensation elements (salary, bonus and/or equity awards) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and made on a facts and circumstances basis without any prescribed relationship among the various elements of the total compensation package.
Mr. Levin’s Compensatory Arrangements
Mr. Levin has served as our Executive Chairman since March 31, 2025, our Chief Executive Officer from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC, our controlling shareholder from June 24, 2015 through March 31, 2025. During his tenure with IAC, Mr. Levin did not receive any compensation for his service as Chief Executive Officer of Angi directly from Angi. Instead,

Mr. Levin received compensation directly from IAC, as approved by IAC’s Compensation and Human Capital Committee, a portion of which was allocated to Angi based on the amount of time spent on matters for each of Angi and IAC. In early 2024, the Committee reviewed this allocation methodology and related peer data provided by Compensia to confirm the reasonableness of these allocated amounts.
The Committee determined compensation for Mr. Levin’s role as Executive Chairman by reviewing market data for individuals holding similar positions at comparable companies. The Committee also considered his anticipated contributions to the Company’s strategic direction, leadership of the Board and the necessity of providing competitive compensation to ensure his future service.
Base Salary
A new executive officer’s starting base salary is typically negotiated upon arrival, based on the executive officer’s prior compensation history, prior compensation levels for the particular position at Angi, the executive officer’s location, salary levels of other executive officers, base salary levels available to the individual at alternative opportunities, reference to certain survey information and the extent to which we desire to secure the executive officer’s services. Based on these considerations, the Committee approved a base salary of $450,000 and £330,000 for Ms. Carson and Mr. Orchard, respectively, in connection with their appointments as Chief Operating Officer and Chief Growth Officer, respectively, on October 15, 2024.
Once established, base salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive officer’s increased value. In connection with his appointment as Chief Executive Officer on April 5, 2024, the Committee approved a base salary increase to $650,000 for Mr. Kip. No other NEO’s base salary was adjusted during 2024, however, the salaries Ms. Carson and Mr. Orchard received in connection with their promotions (as described above) represented an increase to their prior salaries.
Annual Cash Bonuses
General. Our annual cash bonus program is designed to reward performance on an annual basis. Because of the variable nature of our annual cash bonus program, and because in any given year annual cash bonuses have the potential to make up a significant portion of an executive officer’s total compensation, our annual cash bonus program provides an important incentive tool to achieve annual objectives. Angi generally pays annual cash bonuses shortly after year-end following the finalization of financial results for the prior year.
The determination of annual cash bonus amounts is based on a non-formulaic assessment of factors that vary from year to year and success is measured subjectively. In setting individual annual cash bonus amounts for our NEOs and other executive officers, the Committee considers a variety of factors regarding Angi’s overall performance, such as growth in revenue and profitability, achievement of strategic objectives and positioning for future growth, individual executive officer performance and contribution to Angi, and, in the case of NEOs, the annual cash bonus amount for each NEO relative to other NEOs. No quantified weight is given to any particular factor. The Committee engages in an overall assessment of appropriate annual cash bonus levels based on consideration of corporate and individual performance factors, as applicable.
NEO and other executive officer annual cash bonuses may be highly variable from year-to-year depending on Angi’s performance and, in certain circumstances, individual executive officer performance. Accordingly, we believe that our annual cash bonus program provides strong incentive to support Angi’s strategic development and growth.
2024 Cash Bonuses. In determining annual cash bonuses for 2024 performance for our NEOs and executive officers, the Committee considered a variety of factors, including: (i) improved homeowner experience generally and the implementation of the foundation for homeowner choice, (ii) the streamlining of Angi’s sales force, (iii) increased international revenue, (iv) the fact that domestic revenue and profitability goals were exceeded and (v) continued reinvestment in Angi’s businesses generally to drive growth over the long-term. In addition, 2024 achievements were considered and compared to achievements and annual cash bonus levels in prior years and market data from Compensia was considered as well. As noted above, in setting individual annual cash bonus amounts, there was no weight assigned to any specific factor and no application of a formulaic calculation. The amounts of annual cash bonuses for the NEOs are included in the Bonus column in the Summary Compensation Table.
Long-Term Incentives
General. The Committee believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with other employment opportunities in a competitive marketplace. In addition, the Committee believes that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align NEO and executive officer incentives with stockholder interests in a manner that we believe drives superior performance over time.
In setting particular equity award levels, the predominant objectives have been providing effective retention incentives, appropriately rewarding past performance and incentivizing for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from individual to individual, based on a variety of factors. The annual corporate performance factors relevant to setting annual cash bonuses discussed above are also taken into account, although equity awards tend to be more forward-looking, and are a longer-term retention and reward instrument relative to annual cash bonuses. For the equity awards described below, vesting is conditioned upon the relevant NEO’s continued service through the applicable vesting date(s) and with partial vesting upon certain terminations of employment.
2024 Equity Awards. In 2024, the Committee reviewed outstanding equity awards held by our NEOs, other executive officers and other employees in connection with the grant of annual equity awards in respect of performance for the 2023 fiscal year in early March, as well as at other relevant times of the year in connection with the appointment of Messrs. Kip and Orchard and Ms. Carson to their current roles. Following such reviews, the Committee granted the following Angi restricted stock unit (“Angi RSU”) awards to our NEOs with the following grant date fair values:
Named Executive Officers	2024 RSU Award Grant Date Fair Values(1)
Jeffrey W. Kip(2)	$5,440,540
Joseph Levin(3)	—
Andrew Russakoff(4)	$292,000
Bailey Carson(5)	$1,592,000
Glenn Orchard(6)	$1,946,000
Kulesh Shanmugasundaram(7)	$2,190,000

(1)
The number of Angi RSUs in these footnotes does not reflect the one-for-ten reverse stock split of the shares of outstanding Angi capital stock effected on March 24, 2025 (the “Reverse Stock Split’’).

(2)
In connection with his appointment as Chief Executive Officer on April 5, 2024, Mr. Kip received 2,800,000 performance-based Angi RSUs (“PSUs”), the vesting of which is subject to continued service through the applicable vesting dates and the achievement of certain stock price goals on each vesting date, and with partial vesting upon certain terminations of employment (the “Kip PSU Award”). For additional information regarding the Kip PSU Award, see footnote 2 to the Grants of Plan-Based Awards in 2024 table.

(3)
Mr. Levin did not receive any Angi or IAC equity awards in 2024.

(4)
Reflects an award of 100,000 Angi RSUs in connection with the grant of annual equity awards in respect of performance for the 2023 fiscal year.

(5)
In 2024, Ms. Carson received two Angi RSU awards: (i) 200,000 Angi RSUs in connection with the grant of annual equity awards in respect of performance for the 2023 fiscal year and (ii) 400,000 Angi RSUs in connection with her appointment as Chief Operating Officer. For additional information regarding these Angi RSU awards, see the Grants of Plan-Based Awards in 2024 table.

(6)
In 2024, Mr. Orchard received two Angi RSU awards: (i) 350,000 Angi RSUs in connection with the grant of annual equity awards in respect of performance for the 2023 fiscal year and (ii) 400,000 Angi RSUs in connection with his appointment as Chief Growth Officer. For additional information regarding these Angi RSU awards, see the Grants of Plan-Based Awards in 2024 table.

(7)
Reflects an award of 750,000 Angi RSUs in connection with the grant of annual equity awards in respect of performance for the 2023 fiscal year.

2024 Employment Related Arrangements
Chief Operating Officer Compensatory Arrangements
In connection her appointment as Chief Operating Officer on October 15, 2024 (the “Carson Effective Date”), Angi and Ms. Carson entered into an employment agreement (the “Carson Employment Agreement”).
Term. The Carson Employment Agreement has a scheduled term of one (1) year from the Carson Effective Date and provides for automatic renewals for successive one (1) year terms absent written notice from Angi or Ms. Carson ninety (90) days prior to the expiration of the then current term.
Compensation. The Carson Employment Agreement provides that during the term, Ms. Carson will be eligible to receive an annual base salary (currently $450,000), discretionary annual cash bonuses (with a target of $350,000), Angi equity awards and such other employee benefits as may be reasonably determined by the Committee. In addition, as of the Carson Effective Date, Ms. Carson received a grant of 400,000 Angi RSUs that vest in equal installments over four years on the anniversary of the grant date, subject to continued service.
Severance. The Carson Employment Agreement also provides that upon a termination of Ms. Carson’s employment by Angi without “cause” (and other than by reason of death or disability), her resignation for “good reason” or the timely delivery of a non-renewal notice by Angi (a “Qualifying Termination”), subject to Ms. Carson’s execution and non-revocation of a release and her compliance with the restrictive covenants set forth below:
•
Angi will continue to pay Ms. Carson her annual base salary for twelve (12) months following such Qualifying Termination (the “Carson Severance Period”), subject to offset for amounts received from other employment during the Carson Severance Period;

•
all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Ms. Carson that would have otherwise vested during the Carson Severance Period shall vest as of the date of such Qualifying Termination; and

•
all vested and outstanding Angi stock options and stock appreciation rights held by Ms. Carson as of the date of such Qualifying Termination shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the Carson Employment Agreement, Ms. Carson is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during the term of her employment and the Carson Severance Period. In addition, Ms. Carson has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.
Chief Growth Officer Compensatory Arrangements
In connection with his appointment as Chief Growth Officer on October 15, 2024, Angi and Mr. Orchard agreed that he shall be compensated in the manner described immediately below (the “Orchard Employment Arrangements”).
Compensation. Pursuant to the Orchard Employment Arrangements, Mr. Orchard will be eligible to receive an annual base salary (currently £330,000), discretionary annual cash bonuses (with a target of £150,000), Angi equity awards and such other employee benefits as may be reasonably determined by the

Committee. Mr. Orchard will also be eligible to receive tax equalization payments if he is subject to income or other taxation outside of the United Kingdom during his employment with the Company, grossed up for the impact of any tax withholding, and tax preparation services. In addition, in connection with his appointment as Chief Growth Officer, Mr. Orchard received a grant of 400,000 Angi RSUs that vest in equal installments over four years on the anniversary of the grant date, subject to continued service.
Severance. Also pursuant to the Orchard Employment Arrangements, upon a Qualifying Termination of Mr. Orchard’s employment, subject to Mr. Orchard’s execution and non-revocation of a release and his compliance with the restrictive covenants set forth below:
•
Angi will continue to pay Mr. Orchard his annual base salary for twelve (12) months following such Qualifying Termination (the “Orchard Severance Period”), subject to offset for amounts received from other employment during the Orchard Severance Period;

•
all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Orchard that would have otherwise vested during the Orchard Severance Period shall vest as of the date of such Qualifying Termination; and

•
all vested and outstanding Angi stock options and stock appreciation rights held by Mr. Orchard as of the date of such Qualifying Termination shall remain outstanding and exercisable for eighteen (18) months from the date of such Qualifying Termination.

Restrictive Covenants. Pursuant to the Orchard Employment Arrangements, Mr. Orchard is bound by covenants not to compete with Angi and its businesses nor solicit Angi employees or business partners during his employment and the Orchard Severance Period. In addition, Mr. Orchard has agreed not to use or disclose any confidential information of Angi or its affiliates and to be bound be customary covenants relating to proprietary rights and the related assignment of such rights.
Change of Control
Angi equity awards held by our NEOs and certain other executive officers generally include a “double- trigger” change of control provision, which provides for the acceleration of the vesting of all outstanding Angi equity awards in connection with a change of control Angi when an award holder suffers an involuntary termination of employment during the two (2) year period following such change of control. We believe that providing for the acceleration of the vesting of Angi equity awards in these circumstances will assist in the retention of our executive officers through a change of control transaction. For purposes of this discussion and the discussion below under the Severance caption, the term “involuntary termination” means a termination of a given executive officer’s employment by Angi without cause or a given executive officer’s resignation for good reason or similar construct.
Severance
We generally provide our NEOs and certain other executive officers with some amount of salary continuation and the acceleration of the vesting of some Angi equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of Angi equity awards being accelerated is typically low, and yet we believe that by providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. Angi generally does not provide for the acceleration of the vesting of Angi equity awards in the event an executive officer voluntarily resigns from Angi.
Other Compensation
Under limited circumstances, certain of our NEOs have received non-cash and non-equity compensatory benefits. These benefits are included in the Other Compensation column in the Summary Compensation Table. In 2024, none of our NEOs or other executive officers participated in any deferred compensation or retirement program, other than IAC’s 401(k) plan in the case of Messrs. Kip, Levin, Russakoff and Shanmugusundaram and Ms. Carson, and in the case of Mr. Orchard only, the Angi International pension plan.

In addition, in the case of Mr. Orchard only, as described above, he is eligible to receive tax equalization payments if he is subject to income or other taxation outside of the United Kingdom during his employment with Angi, grossed up for the impact of any tax withholding, and tax preparation services. For amounts of this nature paid to Mr. Orchard in 2024, see the Other Compensation column in the Summary Compensation Table.
Tax Deductibility
Compensation in excess of $1 million paid to certain “covered persons” is not deductible by reason of Section 162(m) of the Code. In addition, the Committee believes that, in establishing the cash and equity incentive compensation plans and arrangements for Angi’s executive officers, the potential deductibility of the compensation payable under those plans and arrangements is just one relevant factor to consider. For that reason, the Committee may deem it appropriate to provide one or more of Angi’s executive officers with the opportunity to earn incentive compensation, whether through cash incentive awards tied to its financial performance or equity incentive awards tied to a given executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) of the Code. The Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to Angi’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.
Policies and Practices Related to the Grant of Equity Awards
Angi’s general policy is to consider equity grants at scheduled meetings of the Committee, and such grants are either effective on the approval date or a specified future date. The Committee approves annual equity-based awards to NEOs and other executive officers at approximately the same time each year, typically in late February or early March, following the release of earnings results for the prior fiscal year. In addition to annual awards, NEOs and other executive officers may receive awards when they join the Company or in connection with retention efforts and promotions. In addition, the Committee has delegated to Mr. Russakoff and Ms. Shaw the authority to make grants of Angi equity awards to eligible individuals (other than Angi directors and executive officers), subject to certain limitations, generally on the first business day of each calendar month.
The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
While there are stock options outstanding which were issued in previous years, and Angi retains the ability to award stock options under its omnibus stock and annual incentive plan, stock options have not been a component of equity compensation awarded by Angi and/or its affiliates in recent years.
Accounting for Stock-Based Compensation
Angi follows Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for its stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

COMPENSATION COMMITTEE REPORT
The Compensation and Human Capital Committee has reviewed the Compensation Discussion and Analysis and discussed it with Angi management. Based on this review and discussion, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Angi’s 2024 Annual Report on Form 10-K and this proxy statement.
Members of the Compensation and Human Capital Committee
Thomas R. Evans (Chairperson)
Sandra Buchanan
Alesia J. Haas
Suzy Welch
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Angi has a Compensation and Human Capital Committee, comprised of Mr. Evans and Mses. Buchanan, Haas and Welch. No member of this committee has been an officer or employee of Angi or IAC at any time during his or her respective service on the committee.

EXECUTIVE COMPENSATION
Overview
The Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our NEOs for the years set forth below, as well as Angi equity awards granted to them in 2024, equity awards held by them on December 31, 2024 and the dollar value realized by them upon the vesting or exercise of equity awards (as applicable) during 2024. The number of Angi equity awards and any per share values in the table and footnotes below do not reflect the Reverse Stock Split.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jeffrey W. Kip Chief Executive Officer(3)	2024	$634,615	$850,000	$5,440,540	$10,000	$6,935,155
	2023	$577,404	$500,000	$4,180,000	$10,000	$5,267,404
	2022	$575,000	$350,000	—	$10,000	$935,000
Joseph Levin Former Chief Executive Officer(4)	2024	$130,833	$478,750	—	$5,000	$614,583
	2023	$483,333	$1,619,667	—	—	$2,103,000
	2022	$120,472	$330,000	—	—	$450,472
Andrew Russakoff Chief Financial Officer(5)	2024	$400,000	$380,000	$292,000	$10,000	$1,082,000
	2023	$400,000	$325,000	$1,000,000	$9,900	$1,734,900
	2022	$192,134	$315,000	$4,699,997	$5,308	$5,212,439
Bailey Carson Chief Operating Officer(6)	2024	$380,308	$420,000	$1,592,000	$6,485	$2,398,793
Glenn Orchard Chief Growth Officer(7)	2024	$383,451	$234,673	$1,946,000	$50,790	$2,614,914
Kulesh Shanmugasundaram Former Chief Technology Officer(8)	2024	$500,000	$210,000	$2,190,000	$9,958	$2,909,958
	2023	$500,000	$255,000	$2,000,000	$9,808	$2,764,808
	2022	$400,769	$250,000	$1,499,996	$8,250	$2,159,015

(1)
In the case of Mr. Kip for 2024, the amount in the table above under the column entitled Stock Awards represents the grant date fair value of the Kip PSU Award. For additional information regarding the Kip PSU Award, see footnote 2 to the Grants of Plan-Based Awards in 2024 table. The grant date fair value of the Kip PSU Award was calculated based on a probability weighted outcome analysis of the applicable performance conditions as of the grant date that incorporated a Monte Carlo simulation of the price of Angi Class A common stock. Assuming the highest level of performance conditions will be achieved, the grant date fair value of the Kip PSU Award would have been $6,356,000.

In the case of Messrs. Russakoff, Orchard and Shanmugasundaram and Ms. Carson for all years, and for Mr. Kip in 2023, the amounts in the table above under the column entitled Stock Awards represent the grant date fair value of Angi RSU awards, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded.
(2)
Represents: (i) in the case of Messrs. Kip, Russakoff and Shanmugasundaram and Ms. Carson, 401(k) matching amounts from Angi in the applicable year, (ii) in the case of Mr. Levin, the IAC 401(k) matching amount allocated to Angi for his services as Chief Executive Officer of Angi for 2024, and (iii) in the case of Mr. Orchard, Angi International pension plan matching amounts ($20,729) and tax equalization payments on an after-tax basis in respect of compensation attributable to services deemed to be provided by him in the United States ($30,061, inclusive of $13,995 in tax gross-up payments), in each case, in 2024.

(3)
In addition to his role as Chief Executive Officer of Angi, in which capacity he has served since April 5, 2024, Mr. Kip has served as Chief Executive Officer of Angi International since April 2016 and served as President of Angi from November 13, 2023 to April 4, 2024. Amounts in the table above reflect: (i) for 2024, compensation in respect of his service as Chief Executive Officer of Angi since April 5, 2024, as President of Angi from January 1, 2024 through April 4, 2024 and as Chief Executive Officer of Angi International for the entirety of 2024, (ii) for 2023, compensation in respect of his service as President of Angi from November 13, 2023 through December 31, 2023 and as Chief Executive Officer of Angi International for the entirety of 2023 and (ii) for 2022, compensation in respect of his service as Chief Executive Officer of Angi International for the entirety of such fiscal year.

(4)
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC from June 24, 2015 through March 31, 2025. Amounts in the table above for Mr. Levin reflect those portions of his IAC base salary, discretionary cash bonus and 401(k) matching amounts allocated to Angi for his services as Chief Executive Officer of Angi for the applicable periods. See Compensation Discussion and Analysis and Certain Relationships and Related Person Transactions — Relationships Involving IAC — Allocation of CEO Compensation and Certain Expenses. In addition to his service as Chief Executive Officer of Angi and IAC, Mr. Levin has served as a director of Angi since September 2017, served as Chairman of the Board from September 2017 through March 31, 2025 and has served as Executive Chairman of Angi since April 1, 2025.

(5)
Mr. Russakoff has served as Chief Financial Officer of Angi since June 9, 2022.

(6)
Ms. Carson was appointed Chief Operating Officer of Angi on October 15, 2024. Amounts in the table above reflect compensation in respect of her service as Chief Operating Officer of Angi from October 15, 2024 through December 31, 2024 and as Chief Customer Experience Officer of Angi from January 1, 2024 through October 14, 2024.

(7)
In addition to his role as Chief Growth Officer of Angi, in which capacity he has served since October 15, 2024, Mr. Orchard serves as Chief Marketing Officer of Angi International. Amounts in the table above reflect compensation in respect of his service as Chief Operating Officer of Angi from October 15, 2024 through December 31, 2024, as Chief Marketing Officer of Angi International for the entirety of 2024 and as Senior Vice President of Digital and Growth of Angi from January 1, 2024 through October 14, 2024.

Mr. Orchard resides in the United Kingdom and base salary, bonus and Angi International pension plan contribution amounts reflected in the table above were paid in GBP and translated to U.S. dollars utilizing the December 31, 2024 exchange rate.
(8)
Mr. Shanmugasundaram served as Chief Technology Officer of Angi from March 25, 2021 through March 31, 2025. See Estimated Potential Payments Upon Termination or Change in Control — Transition Agreement with Mr. Shanmugasundaram.

Grants of Plan-Based Awards in 2024
The table below provides information regarding Angi equity awards granted to our NEOs in 2024. The number of Angi stock awards in the table below does not reflect the Reverse Stock Split.
Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jeffrey W. Kip(2)	4/5/2024	3/29/24	2,800,000	$5,440,540
Joseph Levin(3)	—	—	—	—
Andrew Russakoff(4)	3/1/2024	3/1/2024	100,000	$292,000
Bailey Carson(4)	3/1/2024	3/1/2024	200,000	$584,000
	10/15/2024	10/11/2024	400,000	$1,008,000
Glenn Orchard(4)	3/26/2024	3/26/2024	350,000	$938,000
	10/15/2024	10/11/2024	400,000	$1,008,000
Kulesh Shanmugasundaram(4)	3/1/2024	3/1/2024	750,000	$2,190,000

(1)
The amounts in the table above represent: (i) in the case of Mr. Kip, the grant date fair value of the Kip PSU Award, calculated based on a probability weighted outcome analysis of the applicable performance conditions as of the grant date that incorporated a Monte Carlo simulation of the price of Angi Class A common stock, and (ii) in the case of Messrs. Russakoff, Orchard and Shanmugasundaram and Ms. Carson, the grant date fair value of Angi RSU awards, calculated by multiplying the closing price of Angi Class A common stock on the grant date by the number of Angi RSUs awarded. For a discussion of the treatment of the Kip PSU Award and the Angi RSU awards granted to Messrs. Russakoff, Orchard and Shanmugasundaram and Ms. Carson described above in connection with certain terminations of employment or a change in control of Angi, see Estimated Potential Payments Upon Termination or Change in Control.

(2)
Represents the Kip PSU Award, the vesting of which is subject to Mr. Kip’s continued service through the applicable vesting dates and the achievement of the following stock price targets (which do not reflect the Reverse Stock Split):

•
700,000 PSUs shall vest upon the later to occur of: (i) the first anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $4.50 for a period of thirty (30) consecutive trading days;

•
700,000 PSUs shall vest upon the later to occur of: (i) the second anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $6.00 for a period of thirty (30) consecutive trading days;

•
700,000 PSUs shall vest upon the later to occur of: (i) the third anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $7.50 for a period of thirty (30) consecutive trading days; and

•
700,000 PSUs shall vest upon the later to occur of: (i) the fourth anniversary of April 5, 2024 and (ii) the date on or after such date on which the weighted average closing price of Angi Class A common stock equals or exceeds $10.00 for a period of thirty (30) consecutive trading days.

All unvested PSUs outstanding on April 5, 2034 will be forfeited and canceled in their entirety.
(3)
Mr. Levin did not receive any Angi or IAC equity awards in 2024.

(4)
Represents Angi RSUs that vest in equal installments over four years on the anniversary of the grant date, subject to continued service through the vesting date, and with partial vesting upon certain terminations of employment.

Outstanding Equity Awards at 2024 Fiscal Year-End
The table below provides information regarding equity awards denominated in shares of Angi Class A common stock held by our NEOs as of December 31, 2024. The market value of Angi RSUs set forth in the table below is based on the closing price of Angi Class A common stock on December 31, 2024 ($1.66). None of our NEOs held any Angi stock options, stock appreciation rights, shares of restricted stock or other similar awards as of December 31, 2024, but certain NEOs held IAC, Match Group and Vimeo stock options as of December 31, 2024, as described in the footnotes to the table below. The number of Angi RSUs in the table below does not reflect the Reverse Stock Split.
	Angi Stock Awards(1)(2)		Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Jeffrey W. Kip(3)	1,650,000	$2,739,000	2,800,000	$4,648,000
Joseph Levin(4)	—	—	—	—
Andrew Russakoff(5)	929,412	$1,542,824	—	—
Bailey Carson(6)	693,521	$1,151,245	—	—
Glenn Orchard(7)	750,000	$1,245,000	—	—
Kulesh Shanmugasundaram(8)	1,457,028	$2,418,666	—	—

(1)
For a discussion of the treatment of the Kip PSU Award and the RSU awards held by Messrs. Kip, Russakoff, Orchard and Shanmugasundaram and Ms. Carson described above in connection with certain terminations of employment or a change in control of Angi, see Estimated Potential Payments Upon Termination or Change in Control.

(2)
Messrs. Levin and Russakoff also held vested IAC, Match Group and Vimeo stock options (collectively referred to as the “Options”). All of the Options vested prior to their tenure with Angi. As a result, no expense for these awards was (or will be) allocated to Angi. Any value realized upon the exercise of the Options will be treated for tax purposes as compensation payable to Messrs. Levin or Russakoff, as applicable, by IAC and Angi, respectively. Accordingly, information regarding IAC, Match Group and Vimeo stock options held by Messrs. Levin and Russakoff as of December 31, 2024 appears below and information regarding exercises of any such Options by either of them in any fiscal year (as applicable) will be disclosed under the caption Option Exercises and Stock Vested for the relevant year. The number and exercise prices of IAC stock options set forth in the table below does not reflect the Spin-Off.

	IAC Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	400,000	—	$15.7064	6/24/2025
	200,000	—	$8.2070	2/10/2026
	300,000	—	$15.4503	2/14/2027
Andrew Russakoff	1,125	—	$15.1291	5/6/2025
	3,750	—	$8.2070	2/10/2026
	4,493	—	$15.4503	2/14/2027

	Match Group Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	431,680	—	$12.9987	2/10/2026
	647,520	—	$24.4523	2/14/2027
Andrew Russakoff	—	—	—	—
	Vimeo Option Awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date
	(Exercisable)	(Unexercisable)
Joseph Levin	324,700	—	$2.5430	2/10/2026
	487,050	—	$4.7874	2/14/2027
Andrew Russakoff	2,000	—	$2.5430	2/10/2026

(3)
Represents: (i) 1,650,000 RSUs that vested/vest in equal installments over four years on the anniversary of the grant date (November 13, 2023) and (ii) the Kip PSU Award, which consists of 2,800,000 PSUs, the vesting of which is subject to continued service through the applicable vesting dates and the achievement of the stock price goals described in footnote 2 to the Grants of Plan-Based Awards in 2024 table and with partial vesting upon certain terminations of employment.

(4)
As of December 31, 2024, Mr. Levin did not hold any equity awards denominated in shares of Angi Class A common stock or any Angi subsidiary and held an unvested IAC restricted stock award (the “IAC Restricted Stock Award”) (3,000,000 shares with a value of $129,420,000 (based on the closing price of IAC common stock on December 31, 2024 ($43.14)). A portion of the expense related to the IAC Restricted Stock Award (approximately $2.0 million) was allocated to Angi for 2024 in the manner described under the captions Compensation Discussion and Analysis and Certain Relationships and Related Person Transactions — Relationships Involving IAC — Allocation of CEO Compensation and Certain Expenses.

Mr. Levin’s IAC Restricted Stock Award was scheduled to generally cliff vest on the tenth anniversary of the grant date (November 5, 2020), based on the satisfaction of certain IAC stock price targets and Mr. Levin’s continued employment through the vesting date, and with partial vesting upon certain terminations of employment. The IAC Restricted Stock Award was forfeited in January 2025 in connection with the entry by IAC and Mr. Levin into that certain Employment Transition Agreement, dated as of January 13, 2025 (the “IAC ETA”). See Note 10- Stock Based Compensation to Angi’s consolidated financial statements on page 78 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2024.
Pursuant to the IAC ETA, Mr. Levin received the following from IAC on January 13, 2025: (i) 5,008,600 fully vested shares of Angi Class B common stock and (ii) $9,346,585 in cash, with such shares and cash representing the aggregate value of eleven million fully vested shares of Angi Class A common stock. Mr. Levin satisfied applicable tax withholding obligations due with respect to the shares and cash from the cash payment and immediately converted all of the shares of Angi Class B common stock that he received into shares of Angi Class A common stock. The terms of the IAC ETA provide that Mr. Levin may not transfer or dispose of these shares of Angi Class A common stock prior to March 31, 2031, subject to certain limited exceptions.
As of December 31, 2024 and the date of this proxy statement, Mr. Levin holds 3,247,000 shares of Vimeo restricted stock, which he received pursuant to the terms of the IAC Restricted Stock Award in connection with the Vimeo Spin-Off. The vesting of these shares of Vimeo restricted stock is subject to

Mr. Levin’s continued service at Vimeo (as of the date of this proxy statement, he serves as a special advisor to Vimeo), among other conditions.
(5)
Represents: (i) 196,079 Angi RSUs that vested/vest in equal installments over three years on the anniversary of the grant date (June 9, 2022), (ii) 333,333 Angi RSUs that vested in one lump sum installment on February 15, 2025, (iii) 300,000 Angi RSUs that vested/vest in equal installments over four years on the anniversary of the grant date (March 1, 2023), and (iv) 100,000 Angi RSUs that vested/vest in equal installments over four years on the anniversary of the grant date (March 1, 2024), in each case, subject to continued service and with partial vesting upon certain terminations of employment.

(6)
Represents: (i) 9,133 Angi RSUs that vested in one lump installment on the third anniversary of the grant date (March 1, 2022), (ii) 84,388 Angi RSUs that vested/vest in in equal installments over four years on the anniversary of the grant date (December 2, 2022), (iii) 200,000 Angi RSUs that vested/vest in equal installments over four years on the anniversary of the grant date (March 1, 2024), and (iv) 400,000 Angi RSUs that vest in equal installments over four years on the anniversary of the grant date (October 15, 2024), in each case, subject to continued service and with partial vesting upon certain terminations of employment.

(7)
Represents: (i) 350,000 Angi RSUs that vested/vest in equal installments over four years on January 1, 2025, 2026, 2027 and 2028 and (ii) 400,000 Angi RSUs that vest in equal installments over four years on the anniversary of the grant date (October 15, 2024), in each case, subject to continued service and with partial vesting upon certain terminations of employment.

(8)
Represents: (i) 36,206 Angi RSUs that vested/vest in four equal annual installments on the anniversary of the grant date (March 26, 2021), (ii) 70,822 Angi RSUs that vest in equal installments over three years on the anniversary of the grant date (March 1, 2022), (iii) 600,000 Angi RSUs that vested/vest in four equal installments on the anniversary of the grant date (March 1, 2023) and (iv) 750,000 Angi RSUs that vested/vest in four equal installments on the anniversary of the grant date (March 1, 2024), in each case, subject to continued service and with partial vesting upon certain terminations of employment.

2024 Option Exercises and Stock Vested
The table below provides information regarding the number of shares of Angi Class A common stock acquired by our NEOs upon the vesting of Angi RSUs in 2024 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the vesting of Angi RSUs represents the closing price of Angi Class A common stock on the vesting date, multiplied by the number of Angi RSUs vesting on that date. None of our NEOs exercised any Angi stock options, stock appreciation rights and/or other similar Angi equity awards in 2024. The number of Angi stock awards in the table below does not reflect the Reverse Stock Split.
	Angi Stock Awards
Name	Number of shares acquired upon vesting (#)	Value realized upon vesting ($)
Jeffrey W. Kip	586,928	$1,123,318
Joseph Levin(1)	—	—
Andrew Russakoff	296,078	$701,803
Bailey Carson	67,607	$136,676
Glenn Orchard(2)	—	—
Kulesh Shanmugasundaram	332,439	$945,298

(1)
During 2024, Mr. Levin did not hold (and as of the date of this proxy statement does not hold) any equity awards denominated in shares of Angi Class A common stock or shares of any Angi subsidiary.

Mr. Levin exercised IAC stock options in 2024. In connection with this exercise, he realized value in the amount of $4,321,160, which is equal to the difference between the exercise price of such stock options and the fair market value per share of IAC common stock at the time of exercise, multiplied by the number of stock options exercised.
In addition, Mr. Levin exercised Vimeo stock options in 2024. In connection with this exercise, he realized value in the amount of $1,021,636, which is equal to the difference between the exercise price of such stock options and the fair market value per share of Vimeo common stock at the time of exercise, multiplied by the number of stock options exercised.
(2)
During 2024, Mr. Orchard exercised stock appreciation rights denominated in shares of an Angi subsidiary, in connection with which he realized a value of $175,830, which excludes the effect of any applicable taxes.

Estimated Potential Payments Upon Termination or Change in Control
Overview
As described in detail below, certain of our employment agreements and equity award agreements, as well as the Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan (the “2017 Plan”) and certain other arrangements, entitle our NEOs (other than Mr. Levin) to continued base salary payments and the acceleration of the vesting of certain Angi equity awards upon certain terminations of their employment with Angi (including during specified periods following a change in control of Angi) and certain other benefits.
Certain amounts that would have been payable to Messrs. Kip, Russakoff, Orchard and Shanmugasundaram and Ms. Carson upon such events (as applicable), assuming the relevant event occurred on December 31, 2024, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the applicable NEO base salary as of December 31, 2024, the number of unvested Angi equity awards outstanding and held by the applicable NEO on December 31, 2024 and the closing price of Angi Class A common stock ($1.66, which price does not reflect the Reverse Stock Split) on December 31, 2024.
In the case of Mr. Levin, pursuant to his employment agreement with IAC and his IAC Restricted Stock Award agreement, in effect as of December 31, 2024, Mr. Levin would have been entitled to continued base salary payments, the acceleration of the vesting of all or some (depending upon the event) of his IAC restricted stock award and extended post-termination exercise periods for his IAC, Match Group and Vimeo options upon certain terminations of his employment with IAC (including during specified periods following a change in control of IAC). For information regarding these arrangements, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Qualifying Termination — Mr. Levin in Amendment No. 1 to IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “IAC 2024 10-K”).
Amounts and Benefits Payable Upon a Qualifying Termination
The information below reflects employment arrangements in effect between Angi and its NEOs as of December 31, 2024. Upon a termination of employment without “cause” by Angi or a given NEO’s resignation for “good reason” (a “Qualifying Termination”) on December 31, 2024, each of Messrs. Kip, Russakoff, Orchard and Shanmugasundaram and Ms. Carson would have been entitled (subject to the execution and non-revocation of a release and compliance with customary post-termination restrictive covenants) to:
•
receive annual base salary for twelve (12) months following such Qualifying Termination (the “Severance Period”), subject to offset for any amounts earned from other employment during the Severance Period; and

•
the partial vesting of outstanding and unvested Angi equity awards (including cliff vesting awards, which would have been subject to pro-ration as though such awards had an annual vesting schedule) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the Severance Period; provided, however, that with respect to any awards subject to performance goals, the vesting of such awards in all events would have been subject to the satisfaction of the applicable performance goals.
In the case of the Kip PSU Award, notwithstanding anything to the contrary in his employment agreement, upon a Qualifying Termination, any then unvested tranche of PSUs for which the continuous service requirement had been satisfied prior to the date of such Qualifying Termination (or would have been satisfied during the Severance Period) would remain outstanding and eligible to vest, subject to the satisfaction of the applicable stock price goals during the Severance Period.
For Messrs. Kip, Russakoff and Orchard and Ms. Carson, “good reason” means: (i) a material diminution in base salary or (ii) a material diminution in title, duties or level of responsibilities. For Mr. Shanmugasundaram, “good reason” meant: (i) a material diminution in base salary, (ii) a material diminution in title, duties or level of responsibilities or (iii) a material relocation of his principal place of employment, in each case without his prior written consent.
Amounts and Benefits Payable Upon a Change in Control
Except as described below, no payments would have been made to any of our NEOs pursuant to any agreement between any of them and Angi upon a change in control of Angi (as defined in the 2017 Plan) on December 31, 2024.
Upon a Qualifying Termination on December 31, 2024 that occurred during the two (2) year period following a change in control of Angi (as defined in the 2017 Plan), all then outstanding and unvested Angi equity awards held by our NEOs (other than the Kip PSU Award) would have vested.
In the case of the Kip PSU Award, upon a change in control of Angi, assuming the satisfaction of the applicable stock price goals at any time during the three (3) month period prior to such change in control (and without regard to the satisfaction of the continuous service requirement), any then unvested tranche of PSUs would have vested.
In the case of Mr. Levin’s IAC Restricted Stock Award, 100% of such award (3,000,000 shares with a fair value of $129,420,000 (based on the closing price of IAC common stock on December 31, 2024 ($43.14, which price does not reflect the Spin-Off)) would have vested upon a change in control of IAC on December 31, 2024. In addition, upon a Qualifying Termination on December 31, 2024 that occurred during the two (2) year period following a change in control of IAC, 100% of such award would have vested. For additional information regarding the vesting of the IAC Restricted Stock Award, see Estimated Potential Payments Upon Termination or Change in Control — Amounts and Benefits Payable Upon a Change in Control in the 2024 IAC 10-K.
Amounts and Benefits Payable to NEOs Upon a Qualifying Termination (Including Following a Change in Control) and Change in Control on December 31, 2024
Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Jeffrey W. Kip
Continued salary	$600,000	$600,000
Market value of ANGI RSUs and PSUs that would vest(1)	$913,000	$2,739,000
Total estimated incremental value	$1,513,000	$3,339,000
Joseph Levin	—	—
Andrew Russakoff
Continued salary	$400,000	$400,000
Market value of ANGI RSUs that would vest(1)	$1,044,824	$1,542,824
Total estimated incremental value	$1,444,824	$1,942,824
Bailey Carson
Continued salary	$400,000	$400,000

Name and Benefit	Qualifying Termination	Qualifying Termination During the Two-Year Period Following a Change in Control
Market value of ANGI RSUs that would vest(1)	$334,203	$1,151,245
Total estimated incremental value	$734,203	$1,551,245
Glenn Orchard
Continued salary(2)	$413,025	$413,025
Market value of ANGI RSUs that would vest(1)	$311,250	$1,245,000
Total estimated incremental value	$724,275	$1,658,025
Kulesh Shanmugasundaram
Continued salary	$500,000	$500,000
Market value of ANGI RSUs that would vest(1)	$820,916	$2,418,666
Total estimated incremental value	$1,320,916	$2,918,666

(1)
Represents the closing price of Angi Class A common stock ($1.66, which price does not reflect the Reverse Stock Split) on December 31, 2024, multiplied by the applicable number of Angi RSUs that would have vested upon the occurrence of the relevant event specified above.

(2)
Reflects amounts to be paid in GBP and translated into U.S. dollars utilizing the exchange rate on December 31, 2024.

Transition Agreement with Mr. Shanmugasundaram
On February 18, 2025, Mr. Shanmugasundaram informed Angi that he would resign from his position as Chief Technology Officer. In order to facilitate a smooth transition of his duties and responsibilities, Angi and Mr. Shanmugasundaram entered into a transition agreement, dated as of February 18, 2025 (the “Transition Agreement”).
Pursuant to the Transition Agreement, Mr. Shanmugasundaram:
•
agreed to serve (and served) as Chief Technology Officer through March 31, 2025 (the “Separation Date”); and

•
received his base salary ($500,000 per annum, the “Base Salary”) and continued health and welfare benefits through the Separation Date, as well as a cash bonus in respect of his performance for the 2024 fiscal year in the amount of $210,000 (the “Transition Benefits”).

In addition, following the Separation Date (and assuming his continued service in his role and compliance with the terms of the Transition Agreement, in each case, through the Separation Date), Mr. Shanmugasundaram was entitled (subject to the execution and non-revocation of a release and compliance with the terms of the Transition Agreement and customary post-termination restrictive covenants) to receive (and to date has received) the following benefits (collectively, the “Separation Benefits”):
•
Base Salary through March 31, 2026, subject to offset for any amounts earned from other employment during the period commencing on March 31, 2025 and ending on March 31, 2026 (the “Shanmugasundaram Severance Period”);

•
payments for continued health and welfare benefits (through reimbursement on an after-tax basis of related premiums) for the lesser of the Shanmugasundaram Severance Period or until he becomes eligible for such coverage through another employer; and

•
the vesting of 387,500 Angi RSUs (which number does not reflect the Reverse Stock Split) that would have otherwise vested in March 2026 as of the Separation Date.

Lastly, the Transition Agreement provided that upon a Qualifying Termination prior to the Separation Date, Mr. Shanmugasundaram would have been entitled (subject to execution of a separation agreement, the execution and non-revocation of a release and compliance with the terms of the Transition Agreement and customary post-termination restrictive covenants) to receive the Transition and Separation Benefits.

PAY VERSUS PERFORMANCE DISCLOSURE
Overview
As required by Item 402(v) of Regulation S-K (“Item 402(v)”), we are providing certain disclosure regarding executive compensation for our current and former Chief Executive Officers (each, a “CEO”) and other NEOs as a group (collectively, the “non-CEO NEOs”) on an average basis, as well as certain performance measures, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020. Amounts for Compensation Actually Paid in the tables below have been calculated in accordance with Item 402(v) and do not represent amounts actually earned by or paid to our current and former CEOs and non-CEO NEOs for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
A substantial portion of the amounts reported in the Compensation Actually Paid columns in the tables below relates to changes in the fair value of unvested Angi equity awards over the course of the relevant fiscal year and fiscal year over fiscal year. The fair value of such awards changes as the market price of Angi Class A common stock changes, and the vesting of such awards is subject to continued service through the applicable vesting dates (and in the case of certain awards, the satisfaction of certain performance conditions).
The valuation assumptions and methodologies, as applicable, used to calculate the fair value of Angi equity awards as of the end of each fiscal year did not materially differ from those used to calculate the value of such awards as of the applicable grant date. The fair value of outstanding Angi equity awards at vesting is calculated by multiplying the closing price of Angi Class A common stock on the vesting date by the number of awards so vesting.
Pay Versus Performance Table
Year	Summary Compensation Table Total for First CEO(1) ($)	Compensation Actually Paid to First CEO(2) ($)	Summary Compensation Table Total for Second CEO(1) ($)	Compensation Actually Paid to Second CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	Value of Initial Fixed $100 Investment based on:		GAAP Net Earnings (Loss)
							Company TSR(5) ($)	Peer Group TSR(5) ($)
2024	$614,583	$614,583	$6,935,155	$3,454,736	$2,251,416	$1,273,433	$19.60	$307.93	$36,000,000
2023	$2,103,000	$2,103,000	—	—	$3,872,278	$4,121,707	$29.40	$222.87	$(40,940,000)
2022	$450,472	$450,472	$4,757,096	$(24,589,004)	$3,325,411	$(698,811)	$27.74	$133.55	$(128,450,000)
2021	$145,647	$(37,072,235)	$42,359,288	$18,303,213	$6,042,094	$3,143,274	$108.74	$204.24	$(71,378,000)
2020	$11,911,322	$41,296,389	—	—	$3,284,792	$10,176,061	$155.79	$148.89	$(6,283,000)

(1)
Our first CEO for 2024 is Mr. Levin, who served as our Chief Executive Officer from October 10, 2022 through April 4, 2024. Our second CEO for 2024 is Mr. Kip, who has served as our Chief Executive Officer from and after April 5, 2024. Our first (and only) CEO for 2023 is Mr. Levin. Our first CEO for 2022 is Mr. Levin, who served as our Chief Executive Officer from October 10, 2022 through April 4, 2024. Our second CEO for 2022 and 2021 is Mr. Hanrahan, who served as our Chief Executive Officer from February 24, 2021 through October 9, 2022. Our first CEO for 2021 and only CEO for 2020 is William B. Ridenour, who served as our Chief Executive Officer from November 8, 2018 to February 23, 2021.

(2)
In accordance with Item 402(v), the following adjustments were made to the amounts reported for each applicable fiscal year in the Total column of the Summary Compensation Table to arrive at “compensation actually paid” (“CAP”):

Year	Summary Compensation Table Total for First CEO ($)	Minus Reported Value of Equity Awards for First CEO ($)	(Minus) Plus Equity Award Adjustments for First CEO ($)	Compensation Actually Paid to First CEO ($)	Summary Compensation Table Total for Second CEO ($)	Minus Reported Value of Equity Awards for Second CEO ($)	(Minus) Plus Equity Award Adjustments for Second CEO ($)	Compensation Actually Paid to Second CEO ($)
2024	614,583	—		$614,583	$6,935,155	$(5,440,540)	$1,960,121	$3,454,736
2023	$2,103,000	—	—	$2,103,000	—	—	—	—
2022	$450,472	—	—	$450,472	$4,757,096	$2,444,754	$(26,901,346)	$(24,589,004)
2021	$145,647	—	$(37,217,882)	$(37,072,235)	$42,359,288	$41,132,595	$17,076,520	$18,303,213
2020	$11,911,322	$10,603,072	$39,988,139	$41,296,389	—	—	—	—
The adjustments to the second CEO’s (Mr. Kip) equity awards for 2024 pursuant to Item 402(v) were as follows:
Year	Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Total Equity Award Adjustments ($)
2024	$3,667,753	$(1,369,500)	$(338,132)	—	$1,960,121
The adjustments to the second CEO’s (Mr. Hanrahan) equity awards for 2022 and 2021 pursuant to Item 402(v) were as follows:
Year	Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Total Equity Award Adjustments ($)
2024	—	—	—	—	—
2023	—	—	—	—	—
2022	$1,947,516	—	$(9,627,979)	$(19,220,883)	$(26,901,346)
2021	$22,438,913	$(4,868,566)	$631,068	$(1,124,894)	$17,076,520
2020	—	—	—	—	—
The adjustments to the first CEO’s (Mr. Ridenour) equity awards for 2022 and 2021 pursuant to Item 402(v) were as follows:

Year	Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Total Equity Award Adjustments ($)
2024	—	—	—	—	—
2023	—	—	—	—	—
2022	—	—	—	—	—
2021	—	—	$3,081,139	$(40,299,021)	$(37,217,882)
2020	$29,235,581	$10,261,258	$1,427,353	$(936,054)	$39,988,139

(3)
The names of each current and former non-CEO NEO included for purposes of calculating the average amounts of total compensation in each fiscal year are as follows: (i) for 2024, Messrs. Russakoff, Orchard and Shanmugasundaram and Ms. Carson, (ii) for 2023, Messrs. Russakoff, Kip and Shanmugasundaram and David Fleischman (our former Chief Product Officer), (iii) for 2022, Messrs. Russakoff, Kip and Shanmugasundaram, Jeff Pedersen (our former Chief Financial Officer), Umang Dua (our former Chief Revenue Officer) and Ms. Shaw (our Chief Legal Officer), (iv) for 2021, Messrs. Pedersen, Dua and Shanmugasundaram, Dhanusha Sivajee (our former Chief Marketing Officer) and Glenn H. Schiffman, our former Interim Chief Financial Officer, and (iv) for 2020, Messrs. Hanrahan (in his then capacity as our Chief Product Officer) and Kip, Jamie Cohen (our former Chief Financial Officer), Craig Smith (our former President and Chief Operating Officer) and Allison Lowrie (our former Chief Marketing Officer).

(4)
The dollar amounts reported in the Average Compensation Actually Paid to Non-CEO NEOs column in the table above represent the average amount of CAP to our non-CEO NEOs as a group, calculated in accordance with Item 402(v) for each fiscal year shown in the table above. In accordance with Item 402(v), the following adjustments were made to the average amount of total compensation reported for our non-CEO NEOs as a group for each fiscal year in the Total column of the Summary Compensation Table to arrive at CAP:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	(Minus) Plus Average Reported Value of Equity Awards ($)	Plus (Minus) Average Equity Award Adjustments(x) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2024	$2,251,416	$(1,505,000)	$527,018	$1,273,433
2023	$3,872,278	$(3,045,000)	$3,294,429	$4,121,707
2022	$3,325,411	$2,636,582	$(1,387,640)	$(698,811)
2021	$6,042,094	$5,604,489	$2,705,669	$3,143,274
2020	$3,284,792	$2,470,462	$9,361,731	$10,176,061

(x)
The adjustments to the non-CEO NEOs’ equity awards pursuant to Item 402(v) were as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Covered Year ($)	Change in Fair Value from Prior Year End to Covered Year End of Prior Years’ Awards Unvested at the End of Covered Year ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year ($)	Change in Fair Value from Prior Year End to Vesting Date of Prior Years’ Awards that Vested in Covered Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year ($)	Total Average Equity Award Adjustments ($)
2024	$913,000	$(338,217)	—	$13,813	$(61,578)	$527,018
2023	$3,216,323	$35,066	—	$43,040	—	$3,294,429
2022	$1,014,585	$(1,219,434)	—	$(647,948)	$(534,843)	$(1,387,640)
2021	$4,460,786	—	—	$212,492	$(1,967,609)	$2,705,669
2020	$5,652,210	$494,359	$980,589	$2,983,946	$(748,843)	$9,361,731

(5)
Total shareholder return (“TSR”) reflects the cumulative total return (assuming dividend reinvestment, as applicable) of Angi Class A common stock and the Russell 1000 Technology Index (a peer issuer selected in accordance with SEC rules) (“Industry Index”), in each case, based on $100.00 invested at the close of trading on December 31, 2019 through the end of the applicable year. Historical stock performance is not necessarily indicative of future stock performance.

Financial Performance Measures
All Angi NEOs are generally eligible for annual cash bonuses and long-term incentives on a discretionary basis. For the fiscal years covered in the tables above, Angi’s executive compensation program did not link compensation to be paid to our NEOs to the achievement of one or more specified financial performance measures, nor did it rely on other formulaic or other arithmetic approaches to determine such compensation. See Compensation Discussion and Analysis for more information on annual cash bonuses paid for 2024 performance and Angi equity awards granted to our NEOs in 2024.
Relationship Between CAP and Performance Measures
The charts below describe the relationship between Compensation Actually Paid to our Chief Executive Officer (on a combined basis for years in which there were two CEOs) and non-CEO NEOs (as calculated above) and Company TSR, Industry Index TSR and GAAP Net (Loss) Earnings.

(1)
Since Angi’s executive compensation program does not generally use GAAP Net Earnings (Loss) as a financial performance measure for purposes of determining compensation to be paid to our NEOs, we do not expect a meaningful relationship to exist between CAP and GAAP Net Earnings (Loss) and any correlation between CAP and GAAP Net Earnings (Loss) and the compensation that we pay our NEOs is a coincidence.

PAY RATIO DISCLOSURE
In accordance with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended, we are disclosing the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer, Mr. Kip, for 2024 (the “2024 Pay Ratio”). Mr. Kip served as our Chief Executive Officer as of October 1, 2024, the date on which we determined our median employee.
For the fiscal year ended December 31, 2024: (i) the estimated median of the annual total compensation of all Angi employees (other than Mr. Kip) was approximately $93,690, (ii) Mr. Kip’s total annual compensation was approximately $6,935,155 and (iii) the ratio of annual total compensation of Mr. Kip to the median of the annual total compensation of our other employees was approximately 74 to one.
In making the determination of the median employee above, we first identified our total number of employees as of October 1, 2024 (2,882 in total, 2,389 of which were located in the United States and 493 of which were collectively located in various jurisdictions outside of the United States).
To identify the median employee above from this employee population, we then compared the amount of annual total compensation paid to these employees in 2024 in a consistent manner across the applicable employee population. For this purpose, annual total compensation is total income, excluding income related to stock-based compensation awards, paid to such employees and reported to the Internal Revenue Service in the United States (and equivalent amounts paid to such employees located outside of the United States and reported to the relevant tax authorities). We then annualized the compensation of employees who were hired in 2024 but did not work for us for the entire year. After we identified the median employee, we determined such employee’s total annual compensation in the same manner as we determined the total annual compensation for our NEOs as disclosed in the Summary Compensation Table.
The 2024 Pay Ratio set forth above is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the related pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the pay ratios reported by other companies may be based on other permitted methodologies and/or assumptions, and as a result, are likely not comparable to our 2024 Pay Ratio.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements. The Nominating and Corporate Governance Committee has (and in 2024 and prior to the Spin-Off, the Board had) primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Angi Class A common stock to further align the interests of our non-employee directors with those of our stockholders. Arrangements in effect during 2024 provided that:
•
non-employee directors receive an annual retainer in the amount of $50,000;

•
members of the Audit and Compensation and Human Capital Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively; and

•
the Chairpersons of each of the Audit and Compensation and Human Capital Committees receive an additional annual retainer in the amount of $20,000.

All retainers are paid quarterly, in arrears.
In addition, these arrangements also provided that non-employee directors receive a grant of Angi RSUs with a dollar value of $250,000 upon initial election to the Board and annually thereafter upon re-election to the Board on the date of Angi’s annual meeting of stockholders, the terms of which provide for: (i) vesting in equal installments over three years on the anniversary of the grant date, (ii)  forfeiture and cancellation of unvested RSUs in their entirety upon termination of service with Angi and its subsidiaries and (iii) full acceleration of the vesting of unvested RSUs upon a change in control of Angi. Directors may elect to defer the vesting and settlement of their Angi RSU awards by providing prior written notice to Angi.
Angi also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Board and committee meetings. For purposes of these arrangements, non-employee directors are those directors who: (i) are not employed by (or otherwise providing services to) Angi, (ii) were not employed by (or otherwise providing services to) Angi during the last three (3) years and (iii) were not employed by (or otherwise providing services to) IAC during the three (3) year period prior to the completion of the Spin-Off.
In connection with the Spin-Off, on March 31, 2025, Angi established a Nominating and Corporate Governance Committee. Such committee members (including its Chairperson) receive an additional annual retainer in the amount of $5,000 and its Chairperson receives an additional annual retainer in the amount of $20,000.
2024 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2024 and (ii) the grant date fair value of Angi RSU awards granted in 2024. The number of stock options and Angi RSUs described below do not reflect the Reverse Stock Split.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Sandra Buchanan	$55,000	$249,993	$304,993
Thomas R. Evans	$85,000	$249,993	$334,993
Alesia J. Haas	$85,000	$249,993	$334,993
Jeremy G. Philips	$60,000	$249,993	$309,993
Tom Pickett	$50,000	$249,993	$299,993
Glenn H. Schiffman	$50,000	$249,993	$299,993
Suzy Welch	$55,000	$249,993	$304,993

(1)
The differences in the amounts shown above among non-employee directors reflect committee service (or lack thereof), which varies among directors.

(2)
Represents the grant date fair value of Angi RSU awards, calculated by multiplying the number of RSUs granted by the closing price per share of Angi Class A common stock on the grant date.

(3)
At December 31, 2024: (i) Mr. Evans held a total of 13,446 vested Angi stock options and 278,980 unvested Angi RSUs, (ii) Mses. Buchanan, Haas and Welch and Messrs. Philips, Pickett and Schiffman held a total of 266,340, 248,680, 185,230, 185,230, 190,010 and 241,320 unvested Angi RSUs, respectively.

EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes information, as of December 31, 2024, regarding the 2017 Plan, pursuant to which grants of Angi RSUs, stock and other rights to acquire shares of Angi Class A common stock may be made from time to time. The numbers and exercise prices in the table and footnotes below do not reflect the Reverse Stock Split.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))-(C)
Equity compensation plans approved by security holders(2)	27,322,047(3)	$10.25	33,836,728(4)
Equity compensation plans not approved by security holders	—	—	—
Total	27,322,047(3)	$10.25	33,836,728(4)

(1)
Information includes 74,938 shares of Angi Class A common stock that could have been issued upon the settlement of previously issued SARs denominated in shares of HomeAdvisor, Inc. that were converted into Angi SARs in September 2017 (the “Prior Plan Awards”) on December 31, 2024.

Excludes gross shares of Angi Class A common stock potentially issuable upon the settlement of equity awards denominated in shares of an Angi subsidiary (the “Subsidiary Awards”), based on the estimated values of such awards as of December 31, 2024.
The number of shares of Angi Class A common stock ultimately needed to settle Subsidiary Awards varies as a result of both movements in the price of Angi Class A common stock and the determination of the fair value of the subsidiary that differ from our estimated determinations of the fair value of such subsidiary as of December 31, 2024. See the disclosure under the caption Equity Instruments Denominated in the Shares of Certain Subsidiaries in Note 10 — Stock-Based Compensation to Angi’s consolidated financial statements on page 81 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2024.
As of December 31, 2024, pursuant to an employee matters agreement between Angi and IAC then in effect, IAC could have required Prior Plan Awards and Subsidiary Awards to be settled in shares of IAC common stock, in which case we would have reimbursed IAC for the cost of those shares by issuing additional Angi securities and the shares of Angi Class A common stock underlying such awards would have then again been made available for future issuance under the 2017 Plan. See the disclosure under the caption Employee Matters Agreement in Note 16 — Related Party Transactions with IAC to Angi’s consolidated financial statements on pages 90-91 of Angi’s annual report on Form 10-K for the fiscal year ended December 31, 2024.
(2)
Consists of the 2017 Stock Plan.

(3)
Includes an aggregate of: (i) 74,938 shares of Angi Class A common stock issuable upon the exercise of Prior Plan Awards, (ii) 26,972,631 shares of Angi Class A common stock issuable upon the vesting of Angi RSUs (including certain market and performance-based awards, with the total number of shares included assuming the maximum potential payout) and (iii) 274,478 shares of Angi Class A common stock issuable upon the exercise of Angi stock options, in each case, outstanding as of December 31, 2024.

(4)
Reflects shares of Angi Class A common stock that remain available for future issuance under the 2017 Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents, as of the April 21, 2025 record date, information relating to the beneficial ownership of Angi Class A common stock by: (1) each person known by Angi to own beneficially more than 5% of the outstanding shares of Angi Class A common stock, (2) each director and director nominee, (3) each NEO and (4) all current directors and executive officers of Angi as a group. As of the April 21, 2025 record date, there were 47,950,314 shares of Angi Class A common stock outstanding. Following the Spin-Off, there are no shares Angi Class B common stock outstanding. All numbers in the table below reflect the Reverse Stock Split.
Unless otherwise indicated, the beneficial owners listed below may be contacted c/o Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240. For each listed person, the number of shares of Angi Class A common stock and percent of such class listed includes vested stock options held by such person and assumes the vesting of any Angi RSUs that are scheduled to occur within sixty days of the April 21, 2025 record date, but does not assume the conversion or vesting of any such securities owned by any other person.
Angi Class A Common Stock
Name and Address of Beneficial Owner	# of Shares Owned	% of Class Owned
Barry Diller c/o IAC Inc. 555 West 18th Street New York, NY 10011	3,358,202(1)	7.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	662,673(2)	1.4%
ArrowMark Colorado Holdings, LLC 100 Fillmore Street, Suite 325 Denver, Colorado 80206	510,213(3)	1.1%
Pale Fire Capital SICAV a.s. et al 55/14 Josefov 110 00 Prague 1 Czech Republic	464,202(4)	1.0%
HighSage Ventures LLC 200 Clarendon Street, 59th Floor Boston, MA 02116	414,928(5)	*
Kris Boon	10,183(6)	*
Angela R. Hicks Bowman	50,602(7)	*
Sandra Buchanan	—	*
Bailey Carson	13,166(6)	*
Thomas R. Evans	10,139(8)	*
Alesia J. Haas	10,077(9)	*
Jeffrey W. Kip	91,733(6)	*
Joseph Levin	500,860(6)	1.0%
Glenn Orchard	3,973(6)	*
Jeremy G. Philips	12,206(10)	*
Tom Pickett	3,576(6)	*
Andrew Russakoff	57,742(6)	*
Glenn H. Schiffman	1,858(6)	*
Kulesh Shanmugasundaram	62,211(6)	*
Shannon Shaw	53,089(6)	*
Suzy Welch	19,002(11)	*
All current directors, director nominees and executive officers as a group (15) persons	838,206	1.7%

(1)
Based upon information regarding Angi Class A common stock holdings reported by way of a Schedule 13D filed with the SEC on April 3, 2025.

(2)
Based upon information regarding Angi holdings reported by way of Amendment No. 6 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 14, 2024, which information has been adjusted to reflect the Reverse Stock Split. Vanguard beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power, sole dispositive power and shared dispositive power over 10,010, 6,542,594 and 84,139 shares of Angi Class A common stock, respectively.

(3)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed by ArrowMark Colorado Holdings, LLC (“ArrowMark”) with the SEC on February 14, 2024, which information has been adjusted to reflect the Reverse Stock Split. ArrowMark beneficially owns the Angi holdings disclosed in the table above in its capacity as an investment adviser and has shared voting power and shared dispositive power over all such holdings.

(4)
Based upon information regarding Angi holdings reported by way of Amendment No. 2 to a Schedule 13G filed by Pale Fire Capital SICAV a.s. (“PFC SICAV”), Pale Fire Capital investicni spolecnost a.s. (“PFC IS”), Pale Fire Capital SE (“Pale Fire Capital”), Dusan Senkypl and Jan Barta with the SEC on February 6, 2025, which information has been adjusted to reflect the Reverse Stock Split.

Each of PFC SICAV, PFC IS, Pale Fire Capital, Mr. Senkypl and Mr. Barta may be deemed to beneficially own the Angi holdings disclosed in the table above in their respective capacities as: (i) in the case of PFC SICAV, by virtue of owning such securities directly, (ii) in the case of PFC IS, in its capacity as the investment manager of PFC SICAV, (iii) in the case of Pale Fire Capital, in its capacity as the controlling person and sole stockholder of each of PFC SICAV and PFC IS, (iv) in the case of Mr. Senkypl, in his capacity as a control person and Chairman of the board of directors Pale Fire Capital, and (v) in the case of Mr. Barta, in his capacity as a control person and Chairman of the supervisory board of directors of Pale Fire Capital and Chief Investment Officer of PFC IS.
Each of PFC SICAV, PFC IS, Pale Fire Capital, Mr. Senkypl and Mr. Barta has shared voting power and shared dispositive power over all of the holdings disclosed in the table above and, with the exception of PFC SICAV, all such entities and individuals disclaim beneficial ownership of such securities.
(5)
Based upon information regarding Angi holdings reported by way of a Schedule 13G filed by HighSage Ventures LLC (“HighSage”) and Jennifer Stier, the Manager of HighSage, pursuant to a joint filing agreement between the parties, with the SEC on February 4, 2025, which information has been adjusted to reflect the Reverse Stock Split. The Angi holdings reported therein are directly held by certain limited liability companies managed by either HighSage or Ms. Stier. HighSage and Ms. Stier have shared voting power and shared dispositive power over 1,345,961 and 4,149,286, shares of Angi Class A common stock, in each case, respectively, listed in the table above.

(6)
Consists of shares of Angi Class A common stock held directly.

(7)
Consists of: (i) 25,602 shares of Angi Class A common stock held directly by Ms. Hicks Bowman and (ii) 25,000 vested Angi stock options.

(8)
Consists of: (i) 8,795 shares of Angi Class A common stock held directly by Mr. Evans and (ii) 1,344 vested Angi stock options.

(9)
Consists of: (i) 8,562 shares of Angi Class A common stock held directly by Ms, Haas and (ii) 1,515 Angi RSUs scheduled to vest within sixty days of April 21, 2025.

(10)
Consists of: (i) 8,112 shares of Angi Class A common stock held directly by Mr. Philips and (ii) 4,094 Angi RSUs scheduled to vest within sixty days of April 21, 2025.

(11)
Consists of: (i) 14,908 shares of Angi Class A common stock held directly by Ms. Welch and (ii) 4,094 Angi RSUs scheduled to vest within sixty days of April 21, 2025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires Angi’s directors, certain of its officers and persons who beneficially own more than 10% of a registered class of Angi stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Angi Class A common stock and other Angi equity securities with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish Angi with copies of all such forms they file. Except as indicated below, based solely on a review of the copies of such forms furnished to Angi and/or written representations that no additional forms were required, Angi believes that its directors, officers and greater than 10% beneficial owners complied with these filing requirements in 2024. Due to administrative error on the part of Angi: (i) equity awards granted to Mr. Kip (the Kip PSU Award, which number does not reflect the Reverse Stock Split) and Ms. Hicks Bowman (100,000 Angi RSUs, which number does not reflect the Reverse Stock Split) and (ii) the vesting of (15,151 Angi RSUs, which number does not reflect the Reverse Stock Split) for each of Mses. Haas and Welch and Mr. Philips, in all cases, were not timely reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review of Related Person Transactions
The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms “related person” and “transaction” are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (“Item 404”). In connection with its review, the Audit Committee considers: (i) the parties to the transaction and the nature of their affiliation with Angi and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms’ length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Angi and/or the related person, and (v) any other facts and circumstances that the Audit Committee deems appropriate.
Relationships Involving IAC
Allocation of CEO Compensation and Certain Expenses
Mr. Levin served as Chief Executive Officer of Angi from October 10, 2022 through April 4, 2024 and as Chief Executive Officer of IAC from June 24, 2015 through March 31, 2025. IAC allocated $2.4 million, $9.4 million, and $2.1 million for the years ended December 31, 2024 and 2023 and for the period from October 10, 2022 to December 31, 2022, respectively, in costs to Angi (including salary, benefits, stock-based compensation and costs related to his office). IAC allocated these costs to Angi based upon time spent on Angi by Mr. Levin. Angi management considered this allocation method to be reasonable. The allocated costs also include costs directly attributable to Angi that were initially paid by IAC and billed by IAC to Angi.
On April 5, 2024, Jeffrey W. Kip, then President of Angi, was appointed to succeed Mr. Levin as Chief Executive Officer of Angi. In connection with the Spin-Off, Mr. Levin stepped down from his role as Chief Executive Officer of IAC and was appointed Executive Chairman of Angi.
Arrangements Related to the Combination
For purposes of the disclosure set forth under this caption:
“Combination” refers to the combination of the HomeAdvisor Business (as defined below) and Angie’s List, Inc., which transaction was completed on September 29, 2017, and (ii) “HomeAdvisor Business” refers, prior to the Combination, to the businesses and operations, the results of which were reported in IAC’s former HomeAdvisor segment.
Certain agreements entered into in connection with the Combination in 2017 and described below governed and/or continue to govern our relationship with IAC following the Combination (and, in some cases, following the completion of the Spin-Off).
Contribution Agreement
The Contribution Agreement provided for a number of the transactions necessary in connection with the combination of IAC’s HomeAdvisor business and Angie’s List, Inc.
In addition, pursuant to this agreement: (i) Angi agreed to assume, and indemnify IAC and its non-Angi subsidiaries with respect to, liabilities arising from all of the assets and liabilities related to IAC’s HomeAdvisor business and indemnify IAC against any losses arising out of any breach by Angi of the Contribution Agreement or the other transaction-related agreements, and (ii) IAC agreed to indemnify Angi against liabilities arising from IAC’s other businesses and any losses arising out of any breach by IAC of such agreement.

Investor Rights Agreement
The Investor Rights Agreement automatically terminated in accordance with its terms upon the completion of the Spin-Off. Pursuant to the Investor Rights Agreement, IAC had certain registration, preemptive and governance rights related to Angi and the shares of Angi capital stock held by IAC. The agreement also provided certain governance rights for the benefit of stockholders other than IAC. The Investor Rights Agreement obligated Angi to cooperate and take all action reasonably requested by IAC to facilitate the Spin-Off and to pay certain related costs. Angi took all actions reasonably requested by IAC to facilitate the Spin-Off and agreed to pay certain related costs.
Services Agreement
The Services Agreement governed certain services that IAC provided to Angi in 2024 and in 2025 through the completion of the Spin-Off. From and after the completion of the Spin-Off, the Services Agreement governs services that IAC has agreed to provide to Angi through the earlier of March 31, 2026 or such earlier time as Angi may notify IAC that it no longer requires such services; provided, however, that in the case of continued participation in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan (formerly covered by the Employee Matters Agreement described below), IAC has agreed to provide such services until January 1, 2026. Services currently provided to Angi by IAC pursuant to this agreement include: (i) assistance with certain legal, M&A, finance, internal audit, treasury and ESG functions, health and welfare benefits, information and cybersecurity services and insurance and tax affairs, including assistance with certain public company and unclaimed property reporting obligations, and (ii) assistance with accounting, investor relations and tax compliance services.
IAC charged Angi $3.9 million, $6.4 million, and $3.8 million for the years ended December 31, 2024, 2023, and 2022, respectively, for services provided pursuant to the Services Agreement. There were no outstanding payables pursuant to the Services Agreement at December 31, 2024 and 2023, respectively.
Tax Sharing Agreement
The Tax Sharing Agreement governs the rights, responsibilities and obligations of Angi and IAC with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state and local and foreign income taxes. Under the Tax Sharing Agreement, Angi is generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or its subsidiaries that includes Angi or any of its subsidiaries to the extent such taxes are attributable to Angi or any of its subsidiaries (as determined under the Tax Sharing Agreement) and (ii) all taxes imposed with respect to any consolidated, combined, unitary or separate tax returns of Angi or its subsidiaries.
The Tax Sharing Agreement also addresses the parties’ respective rights, responsibilities and obligations with respect to the Spin-Off. Under the Tax Sharing Agreement, each party generally will be responsible for any taxes and related amounts imposed on IAC or Angi (or their respective subsidiaries) that arise from the failure of the Spin-Off to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Section 368(a)(1)(D) and/or Section 355 of the Code, to the extent that the failure to so qualify is attributable to: (i) a breach of the relevant covenants made by that party in the Tax Sharing Agreement, (ii) an acquisition of such party’s equity securities (or certain arrangements or substantial negotiations or discussions with respect to certain such acquisitions) or assets or (iii) solely with respect to Angi, any inaccuracy of any representation or covenant made by Angi in any documents provided in support of any tax opinion or ruling obtained by IAC with respect to the U.S. federal income tax treatment of the Spin-Off.
The Tax Sharing Agreement required Angi to take any action reasonably requested by IAC to facilitate the Spin-Off and not to take or fail to take any action that could reasonably have been expected to prevent the Spin-Off. In connection with the Spin-Off, Angi took all actions reasonably requested by IAC to help ensure that the Spin-Off was tax-free, facilitate the Spin-Off and did not take or fail to take any action that could reasonably have been expected to prevent the Spin-Off.
In addition, the Tax Sharing Agreement imposes certain restrictions on Angi and its subsidiaries during the two (2) year period following the Spin-Off that are designed to preserve the tax-free status of the

Spin-Off. Specifically, during two (2) year period, except in specific circumstances, Angi and its subsidiaries generally are prohibited from: (i) entering into any transaction pursuant to which Angi capital stock would be acquired above a certain threshold, (ii) merging, consolidating or liquidating, (iii) selling or transferring assets above certain thresholds, (iv) redeeming or repurchasing stock (with certain exceptions), (v) altering the voting rights of Angi capital stock, (vi) taking or failing to take other actions inconsistent with representations or covenants in any tax opinion or private letter ruling documents or (vii) ceasing to engage in any active trade or business as defined in the Code.
At December 31, 2024 and 2023, Angi had outstanding payables of $1.6 million and $2.1 million, respectively, due to IAC pursuant to the Tax Sharing Agreement, which are included in “Accrued expenses and other current liabilities,” in the balance sheet. Angi made $5.1 million in payments to IAC pursuant to the Tax Sharing Agreement during the year ended December 31, 2024. There were no payments to (or refunds from) IAC pursuant to the Tax Sharing Agreement during the years ended December 31, 2023 and 2022.
Employee Matters Agreement
In 2024 and in 2025 through the completion of the Spin-Off, the Employee Matters Agreement addressed certain compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. In addition, Angi employees participated in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan, and Angi reimbursed IAC for the costs of such participation during this period.
In addition, during this period, Angi was required to reimburse IAC for the cost of any IAC equity awards held by current and former Angi employees, with IAC electing to receive payment either in cash or shares of Angi Class B common stock. This agreement also provided that IAC could have required certain equity awards denominated in shares of an Angi subsidiary to be settled in either shares of Angi Class A common stock or IAC common stock. To the extent shares of IAC common stock were issued in settlement of these awards, Angi was obligated to reimburse IAC for the cost of such shares by issuing Angi securities.
During the years ended December 31, 2024, 2023 and 2022, no shares of Angi Class A common stock or Class B common stock were issued as reimbursement to IAC. In March 2025, prior to the completion of the Reverse Stock Split and the Spin-Off, Angi issued 1,203,508 shares of Angi Class A common stock to IAC as reimbursement for shares of IAC common stock issued in connection with the settlement of certain equity awards denominated in shares of an Angi subsidiary.
In connection with the Spin-Off, the Employee Matters Agreement was amended to provide that solely for purposes of determining the expiration date of stock options with respect to shares of common stock of one company held by employees or directors of the other company, Angi and IAC employees and directors will be deemed to be employed or providing services to (as applicable) both companies for so long as they continue to be employed by or providing services to (as applicable) whichever company employs them or to which they provide services immediately following the Spin-Off. This provision of the Employee Matters Agreement is applicable to Match Group and Vimeo stock options in addition to stock options of both companies.
While the Employee Matters Agreement will remain in place following the completion of the Spin-Off, Angi’s continued participation in IAC’s U.S. health and welfare plans, 401(k) plan and flexible benefits plan from and after such time will be governed by the Services Agreement (as described above).
Miscellaneous
We subleased certain office space to IAC and billed IAC approximately $0.1 million of rent for the year ended December 31, 2024 and IAC subleased certain office space to Angi and billed Angi approximately $0.3 million of rent for the year ended December 31, 2024 (together, the “Sub-lease Arrangements”). At December 31, 2024, there were no outstanding receivables due to (or from) Angi or IAC pursuant to the Sub-lease Arrangements. In connection with the Spin-Off, the Sub-lease arrangements were terminated.
Angi incurred advertising expense of $1.1 million, $6.5 million, and $7.0 million for the years ended December 31, 2024, 2023, and 2022, respectively, related to advertising and audience targeted advertising purchased from an IAC subsidiary. At December 31, 2024, there were no related payables outstanding.

Relationships Involving Directors
Employment Agreement with Ms. Hicks Bowman. Pursuant to an employment agreement between Angi and Ms. Hicks Bowman dated as of May 1, 2017, Ms. Hicks Bowman is eligible to receive an annual base salary (for 2024 and currently, $500,000), discretionary annual cash bonuses (Ms. Hicks Bowman received $275,000 for her 2024 performance) and such other employee benefits (for 2024, Ms. Hicks Bowman received a 401(k) plan Company match in the amount of $9,885) as may be determined by Angi from time to time.
Upon a termination of her employment without cause or her resignation for good reason (both as defined in her employment agreement), subject to her execution and non-revocation of a release and compliance with the restrictive covenants set forth in her employment agreement: (i) Angi will continue to pay Ms. Hicks Bowman her annual base salary and provide continued health care coverage (through reimbursement on an after-tax basis of related premiums) for twelve (12) months following such termination or resignation and (ii) any then vested Angi stock options will remain exercisable through the earlier of: (A) eighteen (18) months following such termination or resignation or (B) the scheduled expiration date of such awards.
Pursuant to her employment agreement, Ms. Hicks Bowman is bound by covenants not to: (i) compete with Angi and its businesses during the term of her employment and for twelve (12) months thereafter and (ii) solicit Angi employees or business partners during the term of her employment and for eighteen (18) months thereafter. In addition, Ms. Hicks Bowman has agreed not to use or disclose any confidential information regarding Angi and/or its affiliates and to be bound by customary covenants related to proprietary rights and the related assignment of such rights.
The employment agreement provides for an initial term of one (1) year and provides for automatic renewals for successive one (1) year terms absent written notice from Angi or Ms. Hicks Bowman sixty (60) days prior to the expiration of the then-current term.

ANNUAL REPORTS
Upon written request to the Corporate Secretary, Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, we will provide without charge to each person solicited a printed copy of our 2024 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, ir.angi.com. We will furnish requesting stockholders with any exhibit to our 2024 Annual Report on Form 10-K upon payment of a reasonable fee. By including the foregoing website address, Angi does not intend to (and shall not be deemed to) incorporate by reference any material contained therein.
PROPOSALS BY STOCKHOLDERS FOR PRESENTATION AT THE 2026 ANNUAL MEETING
Eligible stockholders who intend to have a proposal considered for inclusion in Angi’s proxy materials for presentation at the 2026 Annual Meeting of Stockholders must submit the proposal to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, no later than January 1, 2026. Stockholder proposals submitted for inclusion in Angi’s proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act.
In accordance with our amended and restated bylaws (the ‘‘Bylaws’’), stockholders who wish to bring director nominations and other business before the 2026 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must provide notice to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, no later than the close of business on March 19, 2026 and no earlier than the close of business on February 18, 2026. All proposals, including those subject to the provisions of Rule 14a-19 of the Exchange Act (“Rule 14a-19”), must comply with the procedures and requirements set forth in our Bylaws.
In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than those nominated by Angi for the 2026 Annual Meeting of Stockholders must provide notice to Angi Inc., 3815 River Crossing Pkwy, Suite 360, Indianapolis, IN 46240, in a format that sets forth the information required by Rule 14a-19 no later than April 20, 2026. However, this date does not supersede any of the requirements or timing required by our Bylaws.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one Notice or one set of printed proxy materials, as applicable, to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one Notice or one set of printed proxy materials, as applicable, will be sent to stockholders eligible for householding unless contrary instructions have been provided. Once you have received notice that your broker or Angi will be householding your materials, householding will continue until you are notified otherwise, or you revoke your consent. You may request a separate Notice or set of printed proxy materials by sending a written request to Angi Investor Relations, c/o Angi Inc., by calling (720) 282-1958 or by e-mailing ir@angi.com. Upon request, we undertake to deliver such materials promptly.
If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate Notice or set of our printed proxy materials, as applicable, or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one Notice or set of our printed proxy materials, as applicable, please notify your broker if you hold your shares in street name or Angi if you are a stockholder of record. You can notify us by sending a written request to Angi Investor Relations, c/o Angi Inc., by calling (720) 282-1958 or by e-mailing ir@angi.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 17, 2025.
This proxy statement and the 2024 Annual Report on Form 10-K are available at www.proxyvote.com beginning on April 30, 2025.
Denver, Colorado
April 30, 2025

Appendix A
AMENDED AND RESTATED COMPENSATION AND HUMAN CAPITAL
COMMITTEE CHARTER
ANGI INC.
Purpose
The Compensation and Human Capital Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to discharge the Board’s responsibilities relating to the compensation of Angi Inc.’s (the “Company”) Chief Executive Officer (the “CEO”) and the Company’s other ”“officers,” as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, including the CEO, the “Executive Officers”). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company in which the Executive Officers are the exclusive participants and any other compensation plans, policies, and programs of the Company as they may affect the Executive Officers.
Committee Membership
The Committee shall consist of no fewer than two members. The members of the Committee shall meet the independence requirements of the NASDAQ Stock Market or other stock market or over-the counter exchange on which the Company’s shares of common stock are then listed (the “Applicable Exchange”). In addition, all Committee members shall qualify as “non- employee” directors within the meaning of Rule 16b-3 under the Exchange Act . These membership requirements shall be subject to exemptions and cure periods permitted by the rules of the Applicable Exchange and the U.S. Securities and Exchange Commission (the “SEC”), as in effect from time to time.
The Board shall appoint the members of the Committee and the Committee Chair. Committee members may be replaced by the Board at any time, with or without cause.
Meetings
The Committee shall meet as often as necessary to carry out its responsibilities. When necessary, the Committee shall meet in executive session outside of the presence of any senior executive officer of the Company. The Committee Chairperson shall preside at each meeting. In the event the Committee Chairperson is not present at a meeting, the Committee members present at that meeting shall designate one of its members as the acting Chairperson of such meeting. The Committee shall keep minutes of all of its meetings.
Committee Responsibilities and Authority
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, to the extent it deems necessary or appropriate:
1.
The Committee shall review and approve base salaries and incentive opportunities of the Executive Officers. The CEO shall not be present during any Committee deliberations or voting with respect to his or her compensation.

2.
The Committee shall, periodically and as and when appropriate, review and approve the following as they affect the Executive Officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and (d) any special or supplemental compensation and benefits for the Executive Officers and individuals who formerly served as Executive Officers, including supplemental retirement benefits and the perquisites provided to them during and after employment.

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3.
The Committee shall review and discuss the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included.

4.
The Committee shall produce the annual Compensation Committee Report for inclusion in the Company’s proxy statement in compliance with the rules and regulations promulgated by the SEC.

5.
The Committee shall monitor the Company’s compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

6.
The Committee shall oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, and the requirement under the NASDAQ rules that, with limited exceptions, shareholders approve equity compensation plans.

7.
The Committee shall receive periodic reports on the Company’s compensation programs as they affect all employees.

8.
The Committee shall periodically review and discuss with management and/or the Board the Company’s policies, strategies, progress, metrics and reporting related to human capital matters.

9.
The Committee shall periodically review procedures for the reporting, investigation and resolution of complaints received by the Company regarding allegations of harassment, discrimination, and retaliation, and the confidential, anonymous submission by employees of such complaints.

10.
The Committee shall receive periodic reports from the Company’s legal department regarding allegations of harassment, discrimination, and retaliation.

11.
The Committee shall receive prompt reports on any allegation of or investigation into a claim of harassment, discrimination or retaliation involving a Senior Vice President or above, or posing a material risk to the business of the Company.

12.
The Committee shall make regular reports to the Board.

13.
The Committee shall have the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any adviser to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser’s independence from management specified in NASDAQ Listing Rule 5605(d)(3) or other applicable regulations and listing standards. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any adviser retained by the Committee, and shall have sole authority to approve the adviser’s fees and the other terms and conditions of the adviser’s retention. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any adviser retained by the Committee.

14.
The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee as it deems appropriate. The Committee may delegate to one or more executive officers the authority to make grants of equity-based compensation to eligible individuals other than directors or executive officers to the extent allowed under applicable law. Any executive officer to whom the Committee grants such authority shall regularly report to the Committee grants so made and the Committee may revoke any delegation of authority at any time.

15.
The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

A-2

Appendix B
CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF ANGI INC.
(effective March 31, 2025)
Purpose
The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Angi Inc. (the “Company”) (1) to assist the Board by identifying and recommending to the Board individuals qualified to serve as directors of the Company for nomination at each annual meeting of stockholders and to fill vacancies on the Board; (2) to recommend to the Board matters of corporate governance, including the modification of the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; and (4) to recommend to the Board director nominees for each committee.
Committee Membership
The size of the Committee shall be determined by the Board in its sole discretion, provided that, in no event, shall it consist of fewer than two members. All members of the Committee shall meet the independence requirements of the Nasdaq Stock Market Inc. (“Nasdaq”) and any other applicable laws or regulations, subject to any applicable phase-in, cure periods and other exceptions as permitted by the rules of Nasdaq and the U.S. Securities and Exchange Commissions, as in effect from time to time.
The members of the Committee and the Chair of the Committee shall be appointed by the Board and may be replaced by the Board. A Committee member may resign by giving written notice to the Board and may resign Committee membership without resigning from the Board.
The Committee may form and delegate authority to subcommittees when appropriate.
Meetings
The Committee shall meet as often as it determines necessary to carry out its responsibilities. The Chair shall preside at each meeting and, in the absence of the Chair, one of the other members of the Committee shall be designated, by the members present at the meeting, as the acting chair of the meeting. All meetings of the Committee shall be held pursuant to the Company’s Amended and Restated By-laws with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved at the immediately following meeting, shall be duly filed in the Company records. The Committee shall report to the Board with respect to its meetings, including without limitation, any issues that arise with respect to the Company.
Committee Authority and Responsibilities
In fulfilling its purpose and carrying out its responsibilities, the Committee shall maintain flexibility in its policies and procedures in order to best address changing conditions and a variety of circumstances. Accordingly, the Committee’s activities shall not be limited by this Charter. Subject to the foregoing, the Committee shall, to the extent it deems necessary or appropriate:
1.
Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria based on the needs of the Board (such as independence, industry or other professional expertise, relevant skills and experience and diversity) for the selection of individuals to be considered as candidates for election to the Board. The Committee shall identify possible nominees who meet such specified criteria. The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board.

2.
Consider director candidates recommended by stockholders pursuant to the procedures set forth in the Company’s Corporate Governance Guidelines as well as persons proposed to be nominated for election by stockholders at an annual meeting in accordance with the Company’s Amended and Restated Bylaws.

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3.
Recommend to the Board the director nominees for each annual meeting of stockholders and to fill vacancies on the Board.

4.
Recommend to the Board for appointment the members and the Chair for each committee of the Board.

5.
Review from time to time the Board’s leadership structure and recommend to the Board any proposed changes to such structure.

6.
Develop and recommend to the Board an annual self-evaluation process for the Board and its committees. The Committee shall oversee the annual self-evaluations. The Committee shall report annually to the Board with an assessment of Board and committee performance following the self-evaluations.

7.
Annually review its own performance.

8.
Develop and recommend to the Board for approval Corporate Governance Guidelines applicable to the Company and annually, or more frequently if appropriate, reassess such guidelines and recommend any proposed changes to the Board for approval.

9.
Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from external legal or other advisors, without consulting or obtaining the approval of the full Board or any officer of the Company in advance. The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any search firm or other advisor retained by the Committee.

10.
Make regular reports to the Board.

11.
Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

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ANGI INC.3601 WALNUT STREET, SUITE 700 DENVER, COLORADO 80205 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ANGI2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V71382-P30936KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ANGI INC.The Board of Directors recommends you vote FOR the following:1.Election of Class I DirectorsNominees:01)Thomas R. Evans03)Jeffrey W. Kip02)Alesia J. Haas04)Joseph Levin ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! The Board of Directors recommends you vote FOR proposal 2:ForAgainstAbstain2. Ratification of the appointment of Ernst & Young LLP as Angi Inc.'s independent registered public accounting firm for the 2025 fiscal year.!!!NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

ANGI INC.Annual Meeting of StockholdersJune 17, 2025 9:30 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Angi Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2025, and hereby appoints each of Shannon Shaw and Andrew Russakoff, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Angi Inc. to be held on June 17, 2025, at 9:30 a.m. Eastern Time, live via the Internet at www.virtualshareholdermeeting.com/ANGI2025, and at any related adjournments or postponements, and to vote all shares of Class A Common Stock and Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR” EACH OF THE PROPOSALS LISTED (OR OTHERWISE CONSISTENT WITH THE BOARD'S RECOMMENDATION), AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse sid